               STOCK EXCHANGE AGREEMENT AND PLAN OF REORGANIZATION

                  THIS STOCK EXCHANGE AGREEMENT AND PLAN OF REORGANIZATION (this "AGREEMENT") is made and entered into as of December 16, 1999, by and among JENKON INTERNATIONAL, INC., a Delaware corporation ("JENKON"), MULTIMEDIA K.I.D.
- INTELLIGENCE IN EDUCATION, LTD., an Israeli corporation (the "COMPANY"), and the holders of all of the outstanding capital stock of the Company listed in EXHIBIT A to this Agreement (the "STOCKHOLDERS").

                                    RECITALS

                  WHEREAS, each Stockholder is the record and beneficial owner of that number of shares of the Common Stock of the Company set forth next to such Stockholders's name on EXHIBIT A (the "STOCKHOLDER'S SHARES");

                  WHEREAS, Jenkon desires to acquire all of the outstanding Common Stock of the Company ("COMPANY COMMON STOCK") in exchange for shares of capital stock of Jenkon;

                  WHEREAS, Jenkon is willing to issue to each Stockholder, and each Stockholder is willing to acquire from Jenkon, shares of capital stock of Jenkon in exchange for such Stockholder's Shares so that: (i) the current stockholders of the Company will be issued an aggregate of (a) 840,000 shares of Jenkon Common Stock, $.001 par value ("JENKON COMMON STOCK"), of Jenkon, (b) 1,208,000 shares of Jenkon Series B Preferred Stock, $.001 par value ("SERIES B PREFERRED"), and (c) 1,208,000 shares of Jenkon Series C Preferred Stock, $.001 par value ("SERIES C PREFERRED"); and (ii) Jenkon will acquire and own all of the capital stock of the Company;

                  WHEREAS, the Board of Directors of Jenkon and the Stockholders, deeming the above-described exchange in the manner contemplated herein to be desirable and in the best interests of each of their corporations, have authorized and approved such exchange subject to the terms and conditions set forth herein and the execution and delivery of this Agreement by Jenkon and each of the Stockholders; and

                  NOW, THEREFORE, in consideration of the promises and the mutual covenants, representations, warranties and agreements set forth herein, the parties hereto agree as follows:


                                   ARTICLE I.

                         TERMS OF THE EXCHANGE OF STOCK

                  1.1 THE EXCHANGE OF STOCK. At the Closing (as defined below), Jenkon shall


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

convey, transfer, issue and deliver to each Stockholder the number of shares of
(i) Jenkon Common Stock, (ii) Series B Preferred, and (iii) Series C Preferred set forth next to such Stockholder's name on EXHIBIT A in exchange for all of the Stockholder's Shares set forth next to such Stockholder's name on EXHIBIT A, and each Stockholder shall severally convey, transfer, assign and deliver to the Company all of such Stockholder's Shares in exchange therefor (the "STOCK EXCHANGE"). The Stockholder's Shares set forth on EXHIBIT A constitute all of the issued and outstanding capital stock of the Company. Following such exchange, no Stockholder or any other person or entity other than Jenkon shall own any equity interest in the Company. At the Closing each of the Stockholders shall deliver to Jenkon a photocopy of Deed of Transfer and the Notice of Share Allotment evidencing the assignment of the shares of Company Common Stock owned by such Stockholder; provided, however, that if no such document is delivered despite such requirement, execution by the Stockholder of this Agreement shall be deemed to be sufficient evidence of the assignment and transfer of such Stockholders's shares of the Company to Jenkon. Promptly following the Closing, Jenkon, the Company and the Stockholders shall cause a filing to be made with the Registrar of Companies in Israel evidencing transfer of ownership of all Company Shares to Jenkon. Within three (3) business days of receipt written confirmation to Jenkon from the Company's Israeli counsel that all requisite filings have been made with the Registrar of Companies to reflect that Jenkon is the record owner of 5,375 ordinary shares of the Company, Jenkon shall deliver to The Law Offices of Oscar Folger, as agent for the Stockholders ("STOCKHOLDERS AGENT"), the certificates evidencing the shares of Jenkon Common Stock, Series B Preferred and Series C Preferred to be issued to the Stockholders under this Agreement. The Stockholders Agent shall promptly distribute such certificates to the Stockholders; provided, however, that Jenkon's obligation to deliver such stock to the Stockholders shall be deemed satisfied in full by delivery thereof to the Stockholders Agent and each Stockholder agrees that Jenkon shall have no liability to any Stockholder for the failure or delay of Stockholder Agent to deliver the certificates to the Stockholders.

                  1.2      AMOUNT OF CONSIDERATION.

                           (a) In consideration for all of the outstanding
capital stock of the Company, Jenkon shall issue to the Stockholders an aggregate of: (i) 840,000 shares of Jenkon Common Stock, (ii) 1,208,000 shares of Series B Preferred, and (iii) 1,208,000 shares of Series C Preferred Stock (the "CONSIDERATION"), which Consideration shall be distributed to the Stockholders in accordance with EXHIBIT A. In no event shall Jenkon be required to issue to securityholders of the Company (including the Stockholders) a number of shares in excess of the Consideration. In the event that, for any reason, the Stockholders are not owners of all of the capital stock and options or warrants to acquire capital stock of the Company (1) the Consideration shall not be increased but shall be allocated among the Stockholders and such additional holders in accordance with their relative ownership percentages (calculated on an as-converted basis) and (2) Jenkon shall have the right, without obtaining the consent of any Stockholder, to issue stop-transfer instructions and/or cancel certificates issued as Consideration and reissue new certificates representing the correct ownership of shares.

                           (b) The sum of the 840,000 shares of Jenkon Common
Stock issued to the Stockholders and the maximum number of shares of Jenkon Common Stock issuable upon conversion of the Series B Preferred and the Series C Preferred issued to the Stockholders shall be 25,000,000 shares of Jenkon Common Stock, which shall represent no less than seventy-nine percent (79%) of the total number of shares of Jenkon Common Stock issued and outstanding on a fully-diluted basis immediately following the Closing. However, for purposes of calculating such ownership percentage, the total number of shares of Jenkon Common Stock issued and outstanding on a fully-diluted basis immediately following the Closing shall not include the shares of Jenkon Common Stock issued or to be issued upon conversion of the convertible debt described in Section 7.1 below.

                  1.3 PREFERRED STOCK. Attached hereto as Exhibits B and C respectively are the Certificate of Designation, Preferences and Rights for the Series B Preferred and the Series C Preferred, each as filed with the Delaware Secretary of State and currently in effect. Such Certificates of Designation are sometimes referred to herein a "CERTIFICATE OF DESIGNATION" and collectively as the "CERTIFICATES OF DESIGNATION."

                  1.4 POST-CLOSING STRUCTURE OF ENTITIES. Immediately following the Closing, the Company shall be a wholly-owned subsidiary of Jenkon and from and after the Closing shall be maintained as a separate operating unit of Jenkon. From and after the Closing, Jenkon's existing business shall be maintained as a separate operating unit through Jenkon's existing operating subsidiary, Jenkon International, Inc., a Washington corporation.

                  1.5 CLOSING. Subject to the terms and conditions of this Agreement, the closing of the transactions contemplated by this Agreement (the "CLOSING") shall take place (a) at the offices of Jeffer, Mangels, Butler & Marmaro LLP, 2121 Avenue of the Stars, 10th Floor, Los Angeles, California at 8:00 a.m., local time, on December 16, 1999 or on such later date as the last condition to Closing specified in this Agreement shall have been satisfied or waived, or (b) at such later place, time, date or method as Jenkon and the Company shall mutually agree. The date on which the Closing occurs is hereinafter referred to as the "CLOSING DATE".

                  1.6 APPOINTMENT OF STOCKHOLDERS AGENT. By executing this Agreement, each Stockholder hereby designates and appoints the Stockholders Agent as such Stockholder's representative and attorney-in-fact for and on behalf of such Stockholder with full power of substitution to: (i) receive and accept service of any and all notices under this Agreement on such Stockholder's behalf, (ii) waive on behalf of such Stockholder any of the conditions to Closing set forth in Article VIII hereof and (iii) to receive and accept stock certificates representing the Consideration or any shares of Common Stock into which any portion of such Consideration may be converted.

                                   ARTICLE II.

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

                  The Company hereby makes the following representations and warranties to and for the benefit of Jenkon, subject to the exceptions set forth in the Company's Disclosure Schedules (which exceptions shall specifically identify a Section, Subsection or clause of a single Section or Subsection hereof and which specific exceptions shall only apply to such identified Section, Subsection or clause) that:

                  2.1 ORGANIZATION AND QUALIFICATION. The Company is a corporation duly organized, validly existing and is current in all filings relating to its corporate existence under the laws of Israel. The Company has the corporate power to own, lease and operate its properties and to carry on its business as now being conducted. The Company is duly qualified to do business and in good standing as a foreign corporation in each jurisdiction in which the failure to be so qualified would have, or would reasonably be expected to have, a material adverse effect on the business, financial condition, results of operations, assets (including intangible assets), liabilities or prospects of the Company (hereinafter referred to as a "MATERIAL ADVERSE EFFECT").

                  2.2 ARTICLES OF INCORPORATION; BYLAWS. The Company has furnished or made available to Jenkon complete and correct copies (with English translations) of the Articles of Incorporation and the Bylaws or the equivalent organizational documents, in each case as amended or restated to the date hereof, of the Company. The Company is not in violation of any of the provisions of its Articles of Incorporation or Bylaws or equivalent organizational documents.

                  2.3 CAPITALIZATION.

                           (a) The authorized capital stock of the Company
consists entirely of (i) 23,000 registered ordinary shares of the Company, 1 NIS par value ("COMPANY SHARES"), of which 5,375 shares are to be issued and outstanding immediately following the Closing Date. The Stockholder's Shares constitute all of the issued and outstanding Company Shares. The outstanding Company Shares are held of record by the Stockholders, with the addresses of record and in the amounts set forth in EXHIBIT A. The Stockholders are the only stockholders of record of the Company and all transfers or issuances of Company Shares occurring prior to the Closing Date have been reported to and recorded by the Israeli Registrar of Companies. All outstanding Company Shares are duly authorized, validly issued, fully paid and non-assessable and not subject to preemptive rights created by statute, the Articles of Incorporation or Bylaws, or equivalent organizational documents, of the Company, or any agreement to which the Company is a party or by which it is bound.

                           (b) No Company Shares or other securities of the
Company are
reserved for issuance, and there are no contracts, agreements, commitments or arrangements obligating the Company to offer, sell, issue or grant any shares of, or any options, warrants or rights of any kind to acquire any shares of, or any securities that are convertible into or exchangeable for any shares of, capital stock of the Company, to redeem, purchase or acquire, or offer to purchase or acquire, any outstanding shares of, or any outstanding options, warrants or rights of any kind to acquire any shares of, or any outstanding securities that are convertible into or exchangeable for any shares of, capital stock of the Company or to grant any mortgage, pledge, security interest, attachment, encumbrance, lien, claim or charge of any kind (collectively, "LIENS") on any shares of capital stock of the Company.

                           (c) Immediately following the Closing, Jenkon shall
be the beneficial and record owner of 5,375 ordinary shares of the Company, free and clear of any and all Liens.

                  2.4 SUBSIDIARIES. The Company does not have and has never had any subsidiaries or affiliated companies and does not otherwise own and has never otherwise owned any shares of capital stock or any interest in, or control, directly or indirectly, any other corporation, partnership, association, joint venture or other business entity.

                  2.5 AUTHORITY.

                           (a) The Stockholders have unanimously approved the
Stock Exchange and this Agreement, and the Company has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company. The Company's Board of Directors has unanimously approved the Stock Exchange and this Agreement and has executed all necessary Protocols or other consents required in order to evidence such approval. This Agreement has been duly executed and delivered by the Company and constitutes the valid and binding obligation of the Company, enforceable in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

                           (b) Except as set forth on SCHEDULE 2.5(b), the
execution and delivery of this Agreement by the Company does not, and, as of the Closing Date, the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit under (any such event, a "CONFLICT") (i) any provision of the Articles of Incorporation or Bylaws, or equivalent organizational documents, of the Company, or (ii) any mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or its properties or assets, except with respect to the preceding clause (ii) for any Conflict which could not reasonably be expected to have a Material Adverse Effect. No consent, waiver, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other domestic or foreign governmental authority, instrumentality, agency or commission ("GOVERNMENTAL ENTITY") or any third party (so as not to trigger any Conflict) is required by or with respect to the Company in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (i) such consents, waivers, authorizations, filings, approvals and registrations which are set forth on SCHEDULE 2.5(b), and (ii) where the failure to obtain or make any such consent, waiver, approval, order, authorization, registration, declaration or filing could not reasonably be expected to have a Material Adverse Effect.

                  2.6 COMPANY FINANCIAL STATEMENTS.

                           (a) SCHEDULE 2.6 sets forth the Company's audited
balance sheets as of December 31, 1997 and December 31, 1998 (the "BALANCE SHEETS") and the related audited statements of operations, shareholders' equity and cash flows for the twelve-month periods then ended and the footnotes thereto as well as the Company's unaudited balance sheet as of June 30, 1999 (the "INTERIM BALANCE SHEET") and the related unaudited statements of operations for the six-month period then ended (collectively, the "COMPANY FINANCIALS"). The Company Financials are correct in all material respects and have been prepared in accordance with Israel generally accepted accounting principles ("ISRAEL GAAP") applied on a basis consistent throughout the periods indicated and consistent with each other. The Company Financials present fairly the financial condition and operating results of the Company as of the dates and during the periods indicated therein, subject to normal year-end adjustments in the case of unaudited financial statements, which such adjustments will not be material in amount or significance.

                           (b) The Company maintains a system of internal
accounting control sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with United States generally accepted accounting principles ("US GAAP") and to maintain accountability for assets;
(iii) access to assets is permitted only in accordance with management's general or specific authorization; (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) the Company's financial statements can be audited, without unreasonable effort or expense, by an independent public accountant in accordance with US GAAP and the requirements of the Securities and Exchange Commission with respect to reporting companies under the Securities Exchange Act of 1934, as amended.

                  2.7 NO UNDISCLOSED LIABILITIES. Except as set forth in
SCHEDULE 2.7, as of
the Closing Date the Company does not have any liability, indebtedness, obligation, expense, claim, deficiency, guaranty or endorsement of any type, whether accrued, absolute, contingent, matured, unmatured or other (which would be required to be reflected in financial statements in accordance with US GAAP), which individually or in the aggregate, has not been reflected in the Interim Balance Sheet.

                  2.8 NO CHANGES. Except as set forth in SCHEDULE 2.8, since the date of the Interim Balance Sheet, there has not been, occurred or arisen any:

                           (a) transaction by the Company except in the ordinary
course of business as conducted on the date of the Interim Balance Sheet and consistent with past practices;

                           (b) amendments or changes to the Articles of
Incorporation or Bylaws, or equivalent organizational documents, of the Company;

                           (c) capital expenditure or commitment by the Company,
either individually or in the aggregate, exceeding $50,000;

                           (d) destruction of, damage to or loss of any material
assets, business or customer of the Company (whether or not covered by insurance);

                           (e) labor trouble or claim of wrongful discharge or
other unlawful labor practice or action;

                           (f) change in accounting methods or practices
(including any change in depreciation or amortization policies or rates) by the Company;

                           (g) revaluation by the Company of any of its assets;

                           (h) declaration, setting aside or payment of a
dividend or other distribution with respect to the capital stock of the Company, or any direct or indirect redemption, purchase or other acquisition by the Company of any capital stock, or any split, combination or reclassification in respect of any shares of capital stock, or any issuance or authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of capital stock;

                           (i) increase in the salary or other compensation
payable or to become payable by the Company to any of its officers, directors, employees or advisors, or the declaration, payment or commitment or obligation of any kind for the payment of a bonus or other additional salary or compensation to any such person except as otherwise contemplated by this Agreement;

                           (j) sale, lease, license or other disposition of any
of the assets or properties of the Company, except in the ordinary course of business as conducted on that date and consistent with past practices;

                           (k) amendment or termination of any material
contract, agreement or license to which the Company is a party or by which it is bound;

                           (l) loan by the Company to any person or entity,
incurrence by the Company of any indebtedness, guaranteeing by the Company of any indebtedness, issuance or sale of any debt securities of the Company or guaranteeing of any debt securities of others, or creation of any security interest in any of the Company's assets or properties, except for advances to employees for travel and business expenses in the ordinary course of business, consistent with past practices;

                           (m) waiver or release of any right or claim of the
Company, including any write-off or other compromise of any account receivable of the Company;

                           (n) commencement or notice or threat of commencement
of any lawsuit or proceeding against or investigation of the Company or its affairs, or any reasonable basis for any of the foregoing;

                           (o) notice of any claim or potential claim of
ownership by a third party of Company Intellectual Property Rights (as defined in Section 2.12 below) or of infringement by the Company of any third party's intellectual property rights;

                           (p) change in pricing or royalties set or charged by
the Company to its customers or licensees or in pricing or royalties set or charged by persons who have licensed Company Intellectual Property Rights to the Company;

                           (q) event or condition of any character that has or
could be reasonably expected to have a Material Adverse Effect on the Company;
or

                           (r) negotiation or agreement by the Company or any
officer or employees thereof to do any of the things described in the preceding clauses (a) through (q) (other than negotiations with Jenkon and its representatives regarding the transactions contemplated by this Agreement).

                  2.9 TAX AND OTHER RETURNS AND REPORTS.

                           (a) DEFINITION OF TAXES. For the purposes of this
Agreement, "TAX" or, collectively, "TAXES", means any and all Israeli or United States (federal, state, and/or local) and foreign taxes, assessments and other governmental charges, duties, impositions and liabilities, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts and any obligations under any agreements or arrangements with any other person with respect to such amounts and including any liability for taxes of a predecessor entity.

                           (b) TAX RETURNS AND AUDITS.

                                    (i) The Company, as of the Closing Date,
will have prepared and filed all required domestic and foreign returns, estimates, information statements and reports (collectively, "RETURNS") relating to any and all Taxes concerning or attributable to the Company or its operations and such Returns are true and correct and have been completed in accordance with applicable law.

                                    (ii) The Company, as of the Closing Date:
(A) will have paid or accrued all Taxes it is required to pay or accrue and (B) will have withheld with respect to its employees all Taxes required to be withheld.

                                    (iii) The Company has not been delinquent in
the payment of any Tax nor is there any Tax deficiency outstanding, proposed or assessed against the Company, nor has the Company executed any waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax.

                                    (iv) To the best of the Company's knowledge,
no audit or other examination of any Return of the Company is currently in progress, nor has the Company been notified of any request for such an audit or other examination.

                                    (v) To the best of the Company's knowledge
the Company does not have any liabilities for unpaid Taxes which have not been accrued or reserved against on the Balance Sheet, whether asserted or unasserted, contingent or otherwise, and the Company does not have any knowledge of any basis for the assertion of any such liability attributable to the Company, or its assets or operations.

                                    (vi) There are (and as of immediately
following the Closing Date will be) no Liens on the assets of the Company relating to or attributable to Taxes.

                                    (vii) The Company does not have any
knowledge of any basis for the assertion of any claim relating or attributable to Taxes which, if adversely determined, would result in any Lien on the assets of the Company.

                  2.10 RESTRICTIONS ON BUSINESS ACTIVITIES. There is no agreement (non-compete or otherwise), commitment, judgment, injunction, order or decree to which the Company is a party or otherwise binding upon the Company which has or reasonably could be expected to have the effect of prohibiting or impairing any business practice of the Company, any acquisition of property (tangible or intangible) by the Company or the conduct of business by the Company. Without limiting the foregoing, the Company has not entered into any agreement under which the Company is restricted from selling, licensing or otherwise distributing any of its products to any class of customers, in any geographic area, during any period of time or in any segment of the market.

                  2.11 TITLE TO PROPERTIES; ABSENCE OF LIENS.


                           (a) The Company does not own real property, nor has
the Company ever owned any real property. Except as described in the notes to the Company Financials, the Company does not lease any real property. The description of the terms of any Company leases contained in the notes to the Company Financials are complete and accurate in all material respects. All such leases are in full force and effect, are valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing default or event of default (or event which with notice or lapse of time, or both, would constitute a default).

                           (b) The Company has good and valid title to, or, in
the case of leased properties and assets, valid leasehold interests in, all of its tangible properties and assets, real, personal and mixed, used or held for use in its business, free and clear of any Liens, except as reflected in the Company Financials and except for Liens for taxes not yet due and payable and such imperfections of title and encumbrances, if any, which are not material in character, amount or extent, and which do not materially detract from the value, or materially interfere with the present use, of the property subject thereto or affected thereby.

                  2.12 INTELLECTUAL PROPERTY.

                           (a) For the purposes of this Agreement, the following
terms have the following definitions:

                  "INTELLECTUAL PROPERTY" means any or all of the following and all rights in, arising out of, or associated therewith: (i) all United States, Israeli, international and foreign patents and applications therefor and all reissues, divisions, renewals, extensions, provisionals, continuations and continuations-in-part thereof; (ii) all inventions (whether or not patentable or patented), invention disclosures, improvements, trade secrets, proprietary information, know-how, technology, technical data and customer lists; (iii) all copyrights, copyrights registrations and applications therefor and all other rights corresponding thereto throughout the world; (iv) all industrial designs and any registrations and applications therefor throughout the world; (v) all trade names, logos, common law trademarks and service marks; (vi) all trademark and service mark registrations and applications therefor and all goodwill associated therewith throughout the world; (vii) all domain names, uniform resource locators and other Internet or similar addresses or identifiers ("DOMAIN NAMES"); (viii) all databases and data collections and all rights therein throughout the world; and (ix) all computer software including all source code, object code, firmware, development tools, files, records and data, all media on which any of the foregoing is recorded;
(x) any similar, corresponding or equivalent rights to any of the foregoing and
(xi) all documentation related to any of the foregoing.

                  "COMPANY INTELLECTUAL PROPERTY" shall mean any Intellectual Property that (i) is owned by (ii) is exclusively licensed to or (iii) was developed or created by the Company.

                  "REGISTERED INTELLECTUAL PROPERTY" shall mean all United States, Israeli, international and foreign: (i) patents and patent applications (including provisional applications); (ii) registered trademarks or service marks, applications to register trademarks or service marks, intent-to-use applications, or other registrations or applications related to trademarks or service marks; (iii) registered copyrights and applications for copyright registration; (iv) Domain Name registrations and other registrations, subscriptions and memberships related to the Internet; and (v) any other Company Intellectual Property that is subject of an application, certificate, filing, registration or other document issued by, filed with, or recorded by, any domestic or foreign regulatory, standards, government or other public or private legal authority.

                           (b) SCHEDULE 2.12(b) lists all Registered
Intellectual Property owned by, or filed in the name of, the Company (the "COMPANY REGISTERED INTELLECTUAL PROPERTY") and lists (i) any proceedings or actions before any domestic or foreign court, tribunal (including the United States Patent and Trademark Office (the "PTO"), Internet registration authority or equivalent authority anywhere in the world related to any of the Company Registered Intellectual Property and (ii) the date on which such registrations will expire or by which time the rights in the Intellectual Property related to such registrations will have to be renewed or extended to prevent expiration, lapse or other loss.

                           (c) Each item of Company Intellectual Property,
including all Company Registered Intellectual Property, is free and clear of any Liens. To the best of Company's knowledge, the Company (i) is the exclusive owner of, and has the right to use exclusively, all Trademarks and Domain Names, used in connection with the operation or conduct of the business of the Company, including the sale of any products or technology or the provision of any services by the Company and (ii) owns exclusively, and has good title to, (x) all copyrighted works that are Company products (including all copyrights related to any World Wide Web other similar Internet sites operated by or on behalf of the Company) or (y) other works of authorship that the Company otherwise purports to own.

                           (d) To the extent that any Intellectual Property
(including any software, Internet sites or other products or materials of the Company) has been developed or created by any person other than the Company for which the Company has, directly or indirectly, paid, the Company has a written agreement with such person with respect thereto and the Company thereby has obtained ownership of, and is the exclusive owner of, all such Intellectual Property. To the extent that the Company has acquired any Intellectual Property from a third party, to the maximum extent provided for by, and in accordance with, applicable laws and regulations, the Company has recorded each such assignment with the relevant authorities.

                           (e) The Company has not transferred ownership of or
granted any license of or right to use or authorized the retention of any rights to use any Intellectual Property that is or was Company Intellectual Property, to any other person.

                           (f) Other than "shrink-wrap" and similar widely
available commercial end-user licenses, the contracts, licenses and agreements listed in SCHEDULE 2.12(f) include all contracts, licenses and agreements, to which the Company is a party and which are reasonably necessary for the conduct of the Company's business, with respect to any Intellectual Property of any person other than the Company. No person other than the Company has ownership rights to improvements made by the Company in Intellectual Property which has been licensed to the Company.

                           (g) SCHEDULE 2.12(g) lists all contracts, licenses
and agreements between the Company and any other person wherein or whereby the Company has agreed to, or assumed, any material obligation or duty to warrant, indemnify, reimburse, hold harmless, guaranty or otherwise assume or incur any material obligation or liability or provide a right of rescission with respect to the infringement or misappropriation by the Company or such other person of the Intellectual Property of any person other than the Company.

                           (h) To the best of the Company's knowledge, the
operation of the business of the Company as such business is currently conducted or is reasonably contemplated to be conducted (including, without limitation, products, technology or services currently under development and the design, development, manufacture, use, import and sale of the products, technology and services of the Company) does not, and the Company has not received notice that the operation of the business of the Company as such is currently conducted (including, without limitation, products, technology or services currently under development and the design, development, manufacture, use, import and sale of the products, technology and services of the Company), infringes or misappropriates the Intellectual Property of any person, violate the rights of any person or entity (including rights to privacy or publicity), constitute unfair competition or trade practices under the laws of any jurisdiction, or violate the laws or regulations of any jurisdiction. To the best of the Company's knowledge, none of the advertising or other similar activities of the Company violates any public or private codes or regulations governing such activities.

                           (i) There are neither contracts, licenses nor
agreements between the Company on one hand and any other person on the other with respect to Company Intellectual Property under which there is any dispute known to the Company regarding the scope of such agreement or performance under such agreement including with respect to any payments to be made or received by the Company thereunder.

                           (j) To the Company's knowledge, no person is
infringing or misappropriating any Company Intellectual Property.

                           (k) The Company has taken reasonable steps in
accordance with normal industry practice to protect the Company's rights in confidential information and trade secrets of the Company or provided by any other person to the Company.

                           (l) No Company Intellectual Property or product,
technology or service of the Company is subject to any proceeding or outstanding decree, order, judgment, agreement or stipulation that restricts in any manner the use, transfer or licensing thereof by the Company or may affect the validity, use or enforceability of such Company Intellectual Property.

                           (m) To the knowledge of the Company, no (i) product,
technology, service or publication of the Company, (ii) material published or distributed by the Company or (iii) conduct or statement of the Company, constitutes obscenity, defames any person, constitutes false advertising or otherwise violates any law or regulation.

                           (n) The Company has not used or accessed (including
by hyperlinks or framing) the content or materials of any third party, including a third party's Internet site, in manner that violates any laws or regulations or misappropriates or infringes the Intellectual Property of such third party.

                           (o) The Company has taken reasonable steps to ensure
that its products (including existing products and technology and products and technology currently under development) will accurately record, store, process, calculate and present calendar dates falling on and after (and if applicable, spans of time including) January 1, 2000, and will calculate any information dependent on or relating to such dates in the same manner, and with the same functionality, data integrity and performance, as the products record, store, process, calculate and present calendar dates on or before December 31, 1999, or calculate any information dependent on or relating to such dates (collectively, "YEAR 2000 COMPLIANT"). The Company has taken reasonable steps to ensure that its products (i) will lose no functionality with respect to the introduction of records containing dates falling on or after January 1, 2000 and (ii) will be interoperable with other products used and distributed by Jenkon that may reasonably deliver records to the Company's products or receive records from the Company's products, or interact with the Company's products, including but not limited to back-up and archived data. All of the Company's internal computer and technology products and systems are Year 2000 Compliant.

                  2.13 AGREEMENTS, CONTRACTS AND COMMITMENTS.

                           (a) Except as set forth on SCHEDULE 2.13(a) or as
specifically set forth in the Company Financials (including the notes thereto), the Company does not have, is not a party to and is not bound by:

                                    (i) any collective bargaining agreements,

                                    (ii) any agreements or arrangements that
contain any severance pay or post-employment liabilities or obligations,

                                    (iii) any bonus, deferred compensation,
pension, profit sharing or retirement plans, or any other employee benefit plans or arrangements,

                                    (iv) any employment or consulting agreement,
contract or commitment (excluding "at will" employee relationships) with an employee or individual consultant or salesperson or any consulting or sales agreement, contract or commitment under which any firm or other organization provides services to the Company,

                                    (v) any agreement or plan, including,
without limitation, any stock option plan, stock appreciation rights plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement,

                                    (vi) any lease of personal property having a
value individually in excess of $25,000,

                                    (vii) any agreement of indemnification or
guaranty,

                                    (viii) any agreement, contract or commitment
containing any covenant limiting the freedom of the Company to engage in any line of business or to compete with any person,

                                    (ix) any agreement, contract or commitment
relating to capital expenditures and involving future payments in excess of $25,000,

                                    (x) any agreement, contract or commitment
relating to the disposition or acquisition of assets or any interest in any business enterprise outside the ordinary course of the Company's business,

                                    (xi) any mortgages, indentures, loans or
credit agreements, security agreements or other agreements or instruments relating to the borrowing of money or extension of credit, including guaranties,

                       (xii) any other agreement, contract or commitment that involves $25,000 or more or is not cancelable without penalty within thirty
(30) days.

                 (b) The Company has not breached, violated or defaulted under, or received notice that it has breached, violated or defaulted under, any of the terms or conditions of any agreement, contract or commitment required to be set forth on SCHEDULE 2.13(a) or SCHEDULE 2.12(b) (any such agreement, contract or commitment, a "CONTRACT"). Each Contract is in full force and effect and is not subject to any material default thereunder, of which the Company has knowledge, by any party obligated to the Company pursuant thereto. Following the Closing Date, the Company will be permitted to exercise all of the Company's rights under the Contracts without the payment of any additional amounts or consideration other than ongoing fees, royalties or payments which the Company would otherwise be required to pay had the transactions contemplated by this Agreement not occurred.

         2.14 INTERESTED PARTY TRANSACTIONS. Except as specifically disclosed in the notes to the Company Financials, no officer, director or Stockholder of the Company (nor any ancestor, sibling, descendant or spouse of any of such persons, or any trust, partnership or corporation in which any of such persons has or has had an interest), has or has had, directly or indirectly, (i) an economic interest in any entity which furnished or sold, or furnishes or sells, services or products that the Company furnishes or sells, or proposes to furnish or sell, (ii) an economic interest in any entity that purchases from or sells or furnishes to, the Company, any goods or services or
(iii) a beneficial interest in any Contract.

         2.15 COMPLIANCE WITH LAWS. The Company has not received any notices of violation with respect to any foreign or domestic statute, law or regulation and, to the Company's knowledge, has complied in all material respects with such statutes, laws and regulations.

         2.16 LITIGATION. There is no action, suit or proceeding of any nature pending, or to the Company's knowledge, threatened against the Company, its properties or any of its officers or directors, in their respective capacities as such. To the Company's knowledge, there is no investigation pending or threatened against the Company, its properties or any of its officers or directors by or before any Governmental Entity. No Governmental Entity has at any time challenged or questioned the legal right of the Company to manufacture, offer or sell any of its products in the present manner or style thereof.

         2.17 INSURANCE. The Company maintains valid and enforceable insurance policies and fidelity bonds covering the assets, business, equipment, properties, operations, employees, officers and directors of the Company, and such insurance policies and fidelity bonds contain provisions which are reasonable and customary in the Company's industry, and there is no claim by the Company pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been paid and the Company is otherwise in material compliance with the terms of such policies and bonds (or other policies and bonds providing substantially similar insurance coverage). The Company has no knowledge of any threatened termination of, or material premium increase with respect to, any of such policies.

         2.18 BROKERS' AND FINDERS' FEES. The Company has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

         2.19 EMPLOYMENT MATTERS. The Company (i) to Company's knowledge, is in compliance in all material respects with all applicable foreign, federal, state and local laws, rules and regulations respecting employment, employment practices, terms and conditions of employment and wages and hours, in each case, with respect to its employees; (ii) has withheld all amounts required by law or by agreement to be withheld from the wages, salaries and other payments to employees; (iii) is not liable for any arrears of wages or any taxes or any penalty for failure to comply with any of the foregoing; and (iv) is not liable for any payment to any trust or other fund or to any governmental or administrative authority, with respect to unemployment compensation benefits, social security or other benefits or obligations for employees (other than routine payments to be made in the normal course of business and consistent with past practice). To the Company's knowledge, no employee of the Company (i) is in violation of any term of any employment contract, patent disclosure agreement, non-competition agreement, or any restrictive covenant to a former employer relating to the right of any such employee to be employed by the Company because of the nature of the business conducted or presently proposed to be conducted by the Company or to the use of trade secrets or proprietary information of others and (ii) has given notice to the Company, nor is the Company otherwise aware, that any employee intends to terminate his or her employment with the Company. No employee has any claim or right to any ownership interest in or royalties from any Company Intellectual Property.

         2.20 GOVERNMENTAL AUTHORIZATIONS AND LICENSES. The Company possesses all material consents, licenses, permits, grants or other authorizations issued to the Company by a Governmental Entity (i) pursuant to which the Company currently operates or holds any interest in any of its properties or (ii) which is required for the operation of its business or the holding of any such interest therein (collectively, "COMPANY AUTHORIZATIONS"), which Company Authorizations are in full force and effect and constitute all Company Authorizations required to permit the Company to operate or conduct its business or hold any interest in its properties or assets.

         2.21 REPRESENTATIONS COMPLETE. None of the representations or warranties made by the Company in this Agreement (as modified by the Company's Disclosure Schedules), nor any statement made in any schedule or certificate furnished by the Company pursuant to this Agreement, or furnished in or in connection with documents mailed or delivered to the Stockholders in connection with soliciting their consent to this Agreement and the Stock Exchange, contains or will at the Closing Date contain, any untrue statement of a material fact, or omits or will omit at the Closing Date to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.


                                  ARTICLE III.

                        REPRESENTATIONS AND WARRANTIES OF
                                THE STOCKHOLDERS

         Each Stockholder, severally but not jointly, represents and warrants to, and agrees with, Jenkon that:

         3.1 TITLE TO THE SHARES. Each Stockholder is the owner of, beneficially and of record, and has good and marketable title to the number of Stockholder's Shares set forth after such Stockholder's name in EXHIBIT A; such shares will be transferred and conveyed to Jenkon pursuant hereto, free and clear of any and all covenants, conditions, restrictions, security agreements, equities, voting trust arrangements, Liens, options and adverse claims or rights whatsoever, and the Stockholder owns no other stock or other equity interest, or right to any equity interest, in the Company.

         3.2 AUTHORITY. Stockholder has the full right, power and authority to enter into this Agreement to transfer the Stockholder's Shares to Jenkon hereunder, and upon consummation of the exchange contemplated hereby, Jenkon will acquire from the Stockholder good and marketable title to the Stockholder's Shares, free and clear of any and all covenants, conditions, restrictions, security agreements, equities, voting trust arrangements, Liens, options and adverse claims or rights whatsoever. This Agreement constitutes a valid and legally binding obligation of Stockholder, enforceable in accordance with its terms.

         3.3 NO LEGAL BAR. Stockholder is not a party to, subject to or bound by any agreement or judgment, order, writ, prohibition, injunction or decree of any court or other governmental body which would prevent, prohibit, condition or limit the execution, delivery or consummation of this Agreement by the Stockholder to Jenkon or the transfer of the Stockholder's Shares to be conveyed by the Stockholder to Jenkon pursuant hereto.

         3.4 BROKERS' FEES AND FINDERS' FEES. Stockholder has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

         3.5 NO CLAIMS AGAINST THE COMPANY. Stockholder has no claims for payment or reimbursement or any other claim against the Company other than those claims specifically set forth in the Company Financials.

         3.6     INVESTOR REPRESENTATIONS.

                 (a) Stockholder is acquiring the Jenkon Common Stock, Series B Preferred and Series C Preferred (collectively, the "JENKON SECURITIES") for Stockholder's own account as principal, not as a nominee or agent, for investment purposes only, and not with a view to, or for, resale, distribution thereof in whole or in part (except as such resale may be permitted under applicable securities laws), and no other person has a direct or indirect beneficial interest in such shares. Further, Stockholder does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant an interest in all or any portion of the Jenkon Securities to any third person.

                 (b) Stockholder understands that the issuance of the Jenkon Securities pursuant to this Agreement is intended to be exempt from registration under the Securities Act of 1933, as amended (the "SECURITIES ACT") by virtue of Section 4(2) of the Securities Act and the provisions of Regulation D promulgated thereunder ("REGULATION D"). In furtherance thereof, Stockholder represents and warrants to and agrees with the Jenkon and its affiliates as follows:

                       (i) Stockholder realizes that the basis for the exemption may not be present if, notwithstanding such representations, Stockholder has in mind merely acquiring the Jenkon Securities for a fixed or determinable period in the future, or with a view towards sale of such shares or a portion thereof;

                       (ii) Stockholder has the financial ability to bear the economic risk of his investment, has adequate means for providing for his current needs and personal contingencies and has no need for liquidity with respect to Stockholder's investment in the Jenkon;

                       (iii) Stockholder has such knowledge and experience in financial and business matters, including experience in, familiarity with, and knowledge of (i) the software industry, (ii) the business and affairs of Jenkon and its affiliates, and (iii) investment and other securities matters, as to be capable of evaluating the merits and risks of the prospective investment; and

                       (iv) Stockholder represents that he is an "accredited investor" as that term is defined in Rule 501(a) promulgated under Regulation D.

                 (c) Stockholder has been given the opportunity for a reasonable time prior to the date hereof to ask questions of, and receive answers from Jenkon concerning Jenkon and the Stockholder's investment in Jenkon, and has been given the opportunity for a reasonable time prior to the date hereof to obtain such additional information necessary in order for him to evaluate the merits and risk of purchase of the Jenkon Securities to be issued to such Stockholder hereunder. In this regard, the Stockholder has been provided the opportunity to review a copy of that certain Confidential Private Placement Memorandum of Jenkon, dated September 10, 1999, relating to the private placement described in Section 7.1 below (the "PPM"), a copy of which has been provided to the Stockholders Agent. Stockholder has reviewed the section of the PPM entitled "Risk Factors."

                 (d) Stockholder understands that investment in Jenkon is an illiquid investment. In particular, Stockholder recognizes that he may not and represents, warrants and agrees that he will not sell or otherwise transfer any Jenkon Securities or shares of Jenkon Common Stock issuable upon conversion of any shares of Series C Preferred or Series B Preferred without registration under the Securities Act or an exemption therefrom and a favorable opinion of counsel for Jenkon to that effect is obtained (if requested by Jenkon). The Stockholder fully understands and agrees that he must bear the economic risk of his purchase because, among other reasons, neither the Jenkon Securities nor the shares of Jenkon Common Stock underlying such securities, have not been registered under the Securities Act or under the securities laws of any state and, therefore, cannot be resold, pledged, assigned or otherwise disposed of unless such shares is subsequently registered under the Securities Act and under the applicable securities laws of such states or an exemption from such registration is available. Stockholder agrees that the certificates representing the Jenkon Securities and any shares of Jenkon Common Stock issuable upon conversion thereof shall bear such restrictive legend(s) as Jenkon deems necessary or desirable to reflect the restrictions on transfer under applicable law or this Agreement.

         3.7 LIMITATION ON STOCKHOLDER LIABILITY. Notwithstanding anything to the contrary contained herein, each Stockholder shall be liable for a breach of the representations, warranties and covenants of such Stockholder contained in this Agreement only for an amount not exceeding the value of the Jenkon Securities received by such Stockholder (valued at the fair market value of such shares on the Closing Date which determination shall be made on an as-converted basis based upon the last sale price of Jenkon Common Stock on The Nasdaq Small Cap Market on the Closing Date).

                                   ARTICLE IV.

                    REPRESENTATIONS AND WARRANTIES OF JENKON

         Jenkon represents and warrants to and for the benefit of each of the Stockholders as follows:

         4.1 ORGANIZATION AND QUALIFICATION. Jenkon is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Jenkon has the corporate power to own, lease and operate its properties and to carry on its business as now being conducted. Jenkon is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the failure to be so qualified would have a material adverse effect on Jenkon as a whole.

         4.2 AUTHORITY. Jenkon has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Jenkon. This Agreement has been duly executed and delivered by Jenkon and constitutes the valid and binding obligations of Jenkon, enforceable in accordance with its terms except
(i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies. The execution and delivery of this Agreement by Jenkon does not, and, as of the Closing Date, the consummation of the transactions contemplated hereby will not, constitute a Conflict with (i) any provision of the Certificate of Incorporation or Bylaws of Jenkon, or (ii) any mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Jenkon or its properties or assets, except, with respect to the preceding clause (ii), for any Conflict which could not reasonably be expected to have a material adverse effect on the business, financial condition, results of operations, assets (including intangible assets), liabilities or prospects of Jenkon (hereinafter referred to as a "JENKON MATERIAL ADVERSE EFFECT"). No consent, waiver, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity or any third party (so as not to trigger any Conflict) is required by or with respect to Jenkon in connection with Jenkon's execution and delivery of this Agreement or its consummation of the transactions contemplated hereby, except such consents, waivers, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities laws, and (iii) where the failure to obtain or make any such consent, waiver, approval, order, authorization, registration, declaration or filing could not reasonably be expected to have a Jenkon Material Adverse Effect.

         4.3     CAPITALIZATION.

                 (a) As of the date of this Agreement, the authorized capital stock of Jenkon consists of (i) 20,000,000 shares of Common Stock, par value $.001 per share, of which 4,537,836 shares were issued and outstanding as of December 13, 1999, (ii) 1,500,000 shares of Series A Preferred Stock, par value $.001 per share, none of which are issued and outstanding. In addition (i) 150,000 shares of Jenkon Common Stock are subject to issuance upon the exercise of warrants issued the underwriters of Jenkon's initial public offering in 1998, (ii) 117,321 shares of Jenkon Common Stock are subject to issuance upon the exercise of warrants issued in connection with a 1998 private placement,
(iii) 161,760 shares of Jenkon Common Stock are subject to issuance upon the exercise of warrants issued in connection with a 1996 private placement, and (iv) 1,000,000 shares are reserved for issuance upon the exercise of options granted under Jenkon's Stock Option Plan of which options to purchase approximately 700,000 shares of Jenkon Common Stock are currently outstanding. All of the outstanding shares of Jenkon Common Stock are validly issued, fully paid, nonassessable and free of preemptive rights.

                 (b) The shares of Jenkon Common Stock, Series B Preferred and Series C Preferred to be issued pursuant to the Stock Exchange, when issued, will be duly authorized, validly issued, fully paid and non-assessable, and free of preemptive rights.

         4.4 SEC DOCUMENTS; JENKON FINANCIAL STATEMENTS. Jenkon has furnished or made available to the Company true and complete copies of all reports or registration statements filed by it with the United States Securities and Exchange Commission (the "SEC") under the Securities Exchange Act of 1934 (the "EXCHANGE ACT") for all periods since the date of its initial public offering, all in the form so filed (all of the foregoing being collectively referred to as the "SEC DOCUMENTS"). As of their respective filing dates, the SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading, except to the extent corrected by a document subsequently filed with the SEC. Jenkon has filed all SEC Documents required to be filed under the Securities Act or Exchange Act, as the case may be. The financial statements of Jenkon, including the notes thereto, included in the SEC Documents (the "JENKON FINANCIAL STATEMENTS") comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with US GAAP consistently applied (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-QSB of the SEC) and present fairly the consolidated financial position of Jenkon at the dates thereof and the consolidated results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal audit adjustments). There has been no change in Jenkon accounting policies except as described in the notes to the Jenkon Financial Statements.

         4.5 NO MATERIAL ADVERSE CHANGE. Since the date of the balance sheet included in Jenkon's most recently filed report on Form 10-QSB or Form 10-KSB, Jenkon has conducted its business in the ordinary course and there has not occurred: (a) any amendment or change in the Certificate of Incorporation or Bylaws of Jenkon (other than any amendment to the Certificate of Incorporation necessary to give effect to the Certificates of Designation, Preferences and Rights for the Series B Preferred and the Series C Preferred), or (b) any damage to, destruction or loss of any assets of the Jenkon (whether or not covered by insurance) that materially and adversely affects the financial condition or business of Jenkon. Jenkon has incurred significant losses in fiscal the fiscal year ended June 30, 1999 and the first quarter of fiscal 2000 and expects to report significant losses in at least the second and third quarters of fiscal 2000. In addition, absent the proceeds of the private placement contemplated by Section 7.1 of this Agreement, Jenkon lacks the financial resources to continue its operations significantly beyond December 15, 1999. Accordingly, Jenkon makes no representation or warranty to the Stockholders as to its current financial condition. The Stockholders acknowledge and agree that, notwithstanding anything to the contrary contained in this Agreement, any deterioration of Jenkon's financial condition or prospects, or any claims resulting from such financial deterioration (including the initiation of any delisting proceedings by the Nasdaq Stock Market), shall not be deemed a breach of any representation and warranty under this Agreement.

         4.6 LITIGATION. There is no action, suit, proceeding, claim, arbitration or investigation pending, or as to which Jenkon has received any notice of assertion against Jenkon, which in any manner challenges or seeks to prevent, enjoin, alter or materially delay any of the transactions contemplated by this Agreement.

         4.7 DISCLOSURE. No statement by Jenkon contained in this Agreement and the exhibits attached hereto and any written statement or certificate furnished or to be furnished to the Company pursuant hereto or in connection with the transactions contemplated hereby (when read together) contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made.


                                   ARTICLE V.

                        CONDUCT PRIOR TO THE CLOSING DATE

         5.1 CONDUCT OF BUSINESS OF THE COMPANY. During the period, if any, from the date of this Agreement and continuing until the earlier of the termination of this Agreement and the Closing Date, the Company agrees (except to the extent that Jenkon shall otherwise consent in writing or to the extent set forth in SCHEDULE 5.1) to carry on its business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted, to pay its debts and Taxes when due, to pay or perform other obligations when due, and, to the extent consistent with such business, to use all reasonable efforts consistent with past practice and policies to preserve intact its present business organization, keep available the services of its present officers and key employees and preserve its relationships with customers, suppliers, distributors, licensors, licensees, and others having business dealings with it, all with the goal of preserving unimpaired its goodwill and ongoing businesses at the Closing Date. The Company shall promptly notify Jenkon of any event or occurrence or emergency not in the ordinary course of its business, and any material event involving or adversely affecting the Company or its business. Except as expressly contemplated by this Agreement, the Company shall not, without the prior written consent of Jenkon:

                           (a) Enter into any commitment, activity or
transaction not in the ordinary course of business.

                           (b) Transfer to any person or entity any rights to
any Company Intellectual Property other than in the ordinary course of business;

                           (c) Amend or otherwise modify (or agree to do so),
except in the ordinary course of business, or violate the terms of, any Contract;

                           (d) Commence or settle any litigation or any
dispute resolution process;

                           (e) Declare, set aside or pay any dividends on or
make any other distributions (whether in cash, stock or property) in respect of any capital stock of the Company, or split, combine or reclassify any capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of capital stock, or repurchase, redeem or otherwise acquire, directly or indirectly, any shares of capital stock of the Company (or options, warrants or other rights exercisable therefor);

                           (f) Except for the issuance of shares of capital
stock upon exercise or conversion of presently outstanding options or warrants, issue, grant, deliver or sell or authorize or propose the issuance, grant, delivery or sale of, any shares of capital stock or securities convertible into, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue any such shares or other convertible securities;

                           (g) Cause or permit any amendments to its Articles
of Incorporation or Bylaws, or equivalent organizational documents;

                           (h) Acquire or agree to acquire by merging or
consolidating with, or by purchasing any assets or equity securities of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to the business of the Company;

                           (i) Sell, lease, license or otherwise dispose of
any of its properties or assets, except in the ordinary course of business and consistent with past practice;

                           (j) Incur any indebtedness for borrowed money or
guarantee any such indebtedness or issue or sell any debt securities of the Company or purchase or guarantee any debt securities of others or amend the terms of any outstanding loan agreement;

                           (k) Grant any severance or termination pay to any
director, officer,
employee or consultant, except payments made pursuant to written agreements outstanding on the date hereof (which such agreements are disclosed on SCHEDULE 5.1(k)) or otherwise hire employees other than hirings in the ordinary course of business;

                           (l) Adopt or amend any employee benefit plan,
program, policy or arrangement (including without limitation any amendment which accelerates vesting under any such employee benefit plan, program, policy or arrangement), or enter into any employment contract, extend any employment offer, pay or agree to pay any special bonus or special remuneration to any director, employee or consultant, or increase the salaries or wage rates of its employees;

                           (m) Revalue any of its assets, including without
limitation writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business and consistent with past practice;

                           (n) Pay, discharge or satisfy, in an amount in
excess of $25,000, in any one case, or $50,000, in the aggregate, any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business of liabilities reflected or reserved against in the Company Financials;

                           (o) Fail to pay or otherwise satisfy its monetary
obligations as they become due, except such as are being contested in good faith;

                           (p) Cancel, materially amend or renew any
insurance policy other than in the ordinary course of business; or

                           (q) Take, or agree in writing or otherwise to
take, any of the actions described in Sections 5.1(a) through (p) above, or any other action that would prevent the Company from performing or cause the Company not to perform its covenants hereunder.

                  5.2      NO SOLICITATION.

                           (a) Until the earlier of the Closing Date and the
date of termination of this Agreement pursuant to the provisions of Section
10.1 hereof, the Company will not (nor will the Company permit any of the Company's officers, directors, shareholders, agents, representatives or affiliates to) directly or indirectly, take any of the following actions with any party other than Jenkon and its designees: (i) solicit, initiate, entertain, or encourage any proposals or offers from, or conduct discussions with or engage in negotiations with, any person relating to any possible acquisition of the Company (whether by way of merger, purchase of capital stock, purchase of assets or otherwise), any material portion of its capital stock or assets or any equity interest in the Company, (ii) provide information with respect to it to any person, other than Jenkon and its affiliates, relating to, or otherwise cooperate with, facilitate or encourage any effort or attempt by any such person with regard to, any possible acquisition of the Company (whether by way of merger, purchase of capital stock, purchase of assets or otherwise), any material portion of its capital stock or assets or any equity interest in the Company,
(iii) enter into an agreement with any person, other than Jenkon and its affiliates, providing for the acquisition of the Company (whether by way of merger, purchase of capital stock, purchase of assets or otherwise), any material portion of its capital stock or assets or any equity interest in the Company, or (iv) make or authorize any statement, recommendation or solicitation in support of any possible acquisition of the Company (whether by way of merger, purchase of capital stock, purchase of assets or otherwise), any material portion of its capital stock or assets or any equity interest in the Company by any person, other than by Jenkon and its affiliates. The Company shall immediately cease and cause to be terminated any such contacts or negotiations with third parties relating to any such transaction or proposed transaction.

                           (b) In addition to the foregoing, if the Company
receives prior to the Closing Date or the termination of this Agreement any offer or proposal or request, directly or indirectly, relating to any of the above, the Company shall immediately notify Jenkon thereof, including information as to the identity of the offeror or the party making any such offer or proposal and the specific terms of such offer or proposal, as the case may be, and such other information related thereto as Jenkon may reasonably request. Except as contemplated by this Agreement, disclosure by the Company of the terms of this Agreement (other than the prohibition of this section) shall be deemed to be a violation of this Section 5.2.

                           (c) Until the earlier of the Closing Date and the
date of termination of this Agreement pursuant to the provisions of Section
10.1 hereof, Jenkon will not (nor will Jenkon permit any of its officers, directors, shareholders, agents, representatives or affiliates to) directly or indirectly, take any of the following actions with any party other than the Company: (i) solicit, initiate, entertain, or encourage any proposals or offers from, or conduct discussions with or engage in negotiations with, any person relating to any possible acquisition of Jenkon (whether by way of merger, purchase of capital stock, purchase of assets or otherwise), any material portion of its capital stock or assets or any equity interest in the Jenkon, (ii) provide information with respect to it to any person, other than the Company, relating to, or otherwise cooperate with, facilitate or encourage any effort or attempt by any such person with regard to, any possible acquisition of Jenkon (whether by way of merger, purchase of capital stock, purchase of assets or otherwise), any material portion of its capital stock or assets or any equity interest in Jenkon, (iii) enter into an agreement with any person, other than the Company, providing for the acquisition of the Jenkon (whether by way of merger, purchase of capital stock, purchase of assets or otherwise), any material portion of its capital stock or assets or any equity interest in Jenkon, or (iv) make or authorize any statement, recommendation or solicitation in support of any possible acquisition of Jenkon (whether by way of merger, purchase of capital stock, purchase of assets or otherwise), any material portion of its capital stock or assets or any equity interest in Jenkon by any person, other than by the Company. Notwithstanding the foregoing, the provisions of this Section 5.2 shall not prohibit or restrict any shareholder of Jenkon from voting such shareholder's shares in favor of a business combination of Jenkon with any party.

                  5.3 CONDUCT OF BUSINESS OF JENKON. During the period, if any, from the date of this Agreement and continuing until the earlier of the termination of this Agreement and the Closing Date, Jenkon agrees (except to the extent that the Company shall otherwise consent in writing) to carry on its business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted, to pay its debts and Taxes when due, to pay or perform other obligations when due, and, to the extent consistent with such business, to use all reasonable efforts consistent with past practice and policies to preserve intact its present business organization, keep available the services of its present officers and key employees and preserve its relationships with customers, suppliers, distributors, licensors, licensees, and others having business dealings with it, all with the goal of preserving unimpaired its goodwill and ongoing businesses at the Closing Date. Jenkon shall promptly notify the Company of any event or occurrence or emergency not in the ordinary course of its business, and any material event involving or adversely affecting Jenkon or its business. Except as expressly contemplated by this Agreement, Jenkon shall not, without the prior written consent of the Company:

                           (a) Enter into any commitment, activity or
transaction not in the ordinary course of business.

                           (b) Transfer to any person or entity any rights to
any Intellectual Property of Jenkon other than in the ordinary course of business;

                           (c) Amend or otherwise modify (or agree to do so),
except in the ordinary course of business, or violate the terms of, any Contract of Jenkon;

                           (d) Commence or settle any litigation or any
dispute resolution process;

                           (e) Declare, set aside or pay any dividends on or
make any other distributions (whether in cash, stock or property) in respect of any capital stock of Jenkon, or split, combine or reclassify any capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of capital stock, or repurchase, redeem or otherwise acquire, directly or indirectly, any shares of capital stock of Jenkon or options, warrants or other rights exercisable therefor);

                           (f) Except for the issuance of shares of capital
stock upon exercise or conversion of presently outstanding options or warrants (other than issuance of options under Jenkon's existing stock option plan, securities issued in connection with the private placement described in
Section 7.1 hereof, and the issuance of 50,000 shares to David Edwards in connection with a separation agreement to be executed at or after the Closing), issue, grant, deliver or sell or authorize or propose the issuance, grant, delivery or sale of, any shares of capital stock or securities convertible into, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue any such shares or other convertible securities;

                           (g) Cause or permit any amendments to its Articles
of Incorporation or Bylaws, or equivalent organizational documents except as contemplated by this Agreement;

                           (h) Acquire or agree to acquire by merging or
consolidating with, or by purchasing any assets or equity securities of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to the business of Jenkon;

                           (i) Sell, lease, license or otherwise dispose of
any of its properties or assets, except in the ordinary course of business and consistent with past practice;

                           (j) Incur any indebtedness for borrowed money or
guarantee any such indebtedness or issue or sell any debt securities of Jenkon or purchase or guarantee any debt securities of others or amend the terms of any outstanding loan agreement other than debt incurred in connection with the private placement described in Section 7.1;

                           (k) Grant any severance or termination pay to any
director, officer, employee or consultant, except payments made pursuant to written agreements outstanding on the date hereof or pursuant to a separation agreement with David Edwards the terms of which have been previously reviewed by the Company (and which may be documented following the Closing) and includes the issuance of 50,000 shares of Common Stock of Jenkon, the payment of $50,000 (such $50,000 to be paid only fro the proceeds of the Financing (as defined below) allocated to Jenkon Washington pursuant to Section 7.1 below) as well as the forgiveness of certain indebtedness of David Edwards to the Company incurred in the first quarter of fiscal 1999, or otherwise hire employees other than hirings in the ordinary course of business;

                           (l) Adopt or amend any employee benefit plan,
program, policy or arrangement (including without limitation any amendment which accelerates vesting under any such employee benefit plan, program, policy or arrangement), or enter into any employment contract, extend any employment offer, pay or agree to pay any special bonus or special remuneration to any director, employee or consultant, or increase the salaries or wage rates of its employees;

                           (m) Revalue any of its assets, including without
limitation writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business and consistent with past practice;

                           (n) Pay, discharge or satisfy, in an amount in
excess of $25,000, in any one case, or $50,000, in the aggregate, any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business of liabilities reflected or reserved against in Jenkon's financial statements or incurred in the ordinary course;

                           (o) Fail to pay or otherwise satisfy its monetary
obligations as they become due, except such as are being contested in good faith;

                           (p) Cancel, materially amend or renew any
insurance policy other than in the ordinary course of business; or

                           (q) Take, or agree in writing or otherwise to
take, any of the actions described in Sections 5.1(a) through (p) above, or any other action that would prevent the Company from performing or cause Jenkon not to perform its covenants hereunder.

                                   ARTICLE VI.

                              ADDITIONAL AGREEMENTS

                  6.1 ADDITIONAL ASSURANCES. At the request of Jenkon, the Company and the Stockholders shall execute and deliver to Jenkon such instruments and do and perform such acts and things as Jenkon may deem reasonably necessary or desirable for complying with all applicable securities laws and state corporate law in connection with the Exchange Transaction or any registrations contemplated by Section 6.2 to this Agreement.

                  6.2  REGISTRATION RIGHTS.

                           (a) REGISTRATION STATEMENT ON FORM SB-2/S-3.
Jenkon shall use its commercially reasonable efforts to file, at least fifteen (15) days prior to the date of the meeting of Jenkon stockholders at which Stockholder Approval is proposed to be obtained, a Registration Statement on Form SB-2 or S-3 with the SEC covering the resale of not less than 6,750,000 shares of Jenkon Common Stock issued to the Stockholders at the Closing or issuable upon conversion of Preferred Stock. Such registration may also include shares of Jenkon Common Stock issuable upon conversion of debt issued in private placement described in Section 7.1 of this Agreement. The allocation of such registration rights among the Stockholders shall be as set forth in SCHEDULE 6.2(a) to this Agreement. As a condition to registration of any Jenkon Common Stock on behalf of a Stockholder, the Stockholder shall provide such information and complete such questionnaires as the Jenkon may reasonably require in order to comply with applicable state and federal securities laws. In addition, each Stockholder shall agree to customary indemnification of Jenkon and its officers, directors, agents and affiliates with respect to any information provided by such Stockholder.

                           (b) DEMAND REGISTRATION RIGHTS. At any time
commencing one hundred eighty (180) days following the Closing Date and ending two years following the Closing Date, upon the written request of holders ("HOLDERS") of more than 50% of the "Registerable Securities" (as defined below) (the "INITIATING HOLDERS") that Jenkon file a registration statement or similar document under the Securities Act of 1933, as amended (the "SECURITIES ACT"), then Jenkon shall promptly notify all other Holders of such request and shall use its best efforts to cause all Registerable Securities that such Holders have requested to be included in such registration statement within 15 days after receipt of such written notice, to be registered under the Securities Act. Jenkon shall be obligated to effect not more than one registration pursuant to these demand registration rights. "REGISTERABLE SECURITIES" as used herein means (i) shares of Jenkon Common Stock issued pursuant to this Agreement, (ii) shares of Jenkon Common Stock issued or issuable upon conversion of shares of Series B Preferred or Series C Preferred, which constitute "restricted securities" as defined in Regulation D of the Securities Act and which have not already been registered pursuant to Section 6.2(a) above or otherwise registered and sold to the public.

                           (c) PIGGY-BACK REGISTRATION RIGHTS. If, at any
time or from time to time, Jenkon shall determine to register any of its securities, either for its own account or the account of a security holder or holders exercising their respective demand registration rights, other than a registration (i) relating solely to employee benefit plans on Form S-8 or similar forms which may be promulgated in the future, (ii) a registration pursuant to Section 6.2(a) above, (iii) registration of no more than 125,000 shares of Jenkon Common Stock issuable upon exercise of warrants issued in connection with a private placement of notes and warrants by Jenkon in June 1998, or (iv) a registration on Form S-4 or similar forms which may be promulgated in the future relating solely to a Securities and Exchange Commission Rule 145 or similar transaction, Jenkon will (1) promptly give to each Holder written notice thereof and (2) include in such registration (and any related qualification under Blue-Sky laws or other compliance), and in any underwriting involved therein, all Registerable Securities of such Holders as specified in a written request or requests made within 15 days after receipt of such written notice from Jenkon.

                           (d) CUT-BACKS. Notwithstanding anything to the
contrary contained in this Section 6.2, in the event of an underwritten offering of securities by Jenkon, if the underwriter shall advise Jenkon in writing that marketing factors (including, without limitation, an adverse effect on the per share offering price) require a limitation of the number of shares to be underwritten, then Jenkon shall so advise all Holders of Registerable Securities that have requested and are entitled to registration in accordance with the provisions of Section 6.2(c). In such event, the number of shares of Registerable Securities that may be included in the registration and underwriting shall be allocated pro rata among the Holders of Registerable Securities whose shares would have been registered in proportion, as nearly as practicable, to the respective amounts of Registerable Securities held by such Holders at the time of filing of the registration statement. No Registerable Securities excluded from the underwriting by reason of the underwriter's marketing limitation shall be included in such registration.

                           (e) EXPENSES OF REGISTRATION. All registration
expenses incurred in connection with any registration, qualification or compliance pursuant to Paragraphs 6.2 (a), (b) and (c), exclusive of the fees and expenses of any special counsel to the selling Holders as well as any underwriter discounts or non-accountable expense allowances payable with respect to any Registerable Securities sold, shall be borne by Jenkon.

                           (f) REGISTRATION PROCEDURES. In the case of each
registration, qualification or compliance effected by Jenkon pursuant to this
Section 6.2, Jenkon will keep each Holder advised in writing as to the initiation of each registration, qualification and compliance and as to the completion thereof. At its expense Jenkon will, among other things, (i) keep such registration, qualification or compliance effective for a period of three years with respect to or until the Holder or Holders have completed the distribution described in the registration relating thereto, whichever first occurs, and (ii) prepare and file with the Securities and Exchange Commission such amendments and supplements to such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

                           (g) TERMINATION OF REGISTRATION RIGHTS. The
registration rights granted pursuant to this Section 6.2 shall be non-transferrable and shall automatically terminate with respect to any Registerable Securities upon the sale, transfer or assignment of such Registerable Securities other than sales, transfers or assignments made by the Holder (i) to wholly-owned affiliates of the Holder or shareholders, partners or other equity owners of such Holder, (ii) to members of the Holder's immediate family, (iii) to trusts created for estate planning purposes for which the beneficiaries are the Holder and/or members of the Holder's immediate family, or (iv) in accordance with applicable state and federal securities laws as evidenced by an opinion of counsel to such effect in a form and from counsel reasonably acceptable to Jenkon. In addition, notwithstanding anything to the contrary set forth in this Section 6.2, the registration rights granted in this Section 6.2 shall terminate with respect to any Registerable Securities at such time as such Registerable Securities (which may be less than all Registerable Securities then outstanding) may be legally sold by the Holder in the public market without Rule 144 volume limitations.

                           (h) INDEMNIFICATION. Jenkon shall indemnify and
hold harmless each Holder of Registerable Securities from and against any and all losses, claims, damages and liabilities caused by any untrue statement of a material fact contained in any registration statement filed by Jenkon under the Securities Act by reason of this Section 6.2, any post-effective amendment to such registration statement, or any prospectus included therein, or caused by any omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission based upon information furnished or required to be furnished in writing to Jenkon by a Holder (or the authorized representatives or agents of the Holder) expressly for use therein, which indemnification shall include each person, if any, who controls the Holder within the meaning of the Securities Act and each officer, director, employee and agent of the Holder; provided, however, that Jenkon shall not be obligated to so indemnify the Holder or any other person referred to above unless the Holder or other person, as the case may be, shall at the same time indemnify Jenkon, its directors, each officer signing the registration statement and each person, if any, who controls Jenkon within the meaning of the Securities Act, from and against any and all losses, claims, damages and liabilities caused by any untrue statement of a material fact contained in any registration statement or any prospectus required to be filed or furnished in connection with such public offering or caused any omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, insofar as such losses, claims, damages or liabilities are caused by any untrue statement or omission based upon information furnished in writing to Jenkon by the Holder expressly for use therein.

                           If for any reason the indemnification provided for
in the preceding paragraph is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, claim, damage, liability or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by the indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by the indemnified party and the indemnifying party, but also the relative fault of the indemnified party and the indemnifying party, as well as any other relevant equitable considerations.

                  6.3 LOCK-UP. Notwithstanding anything to the contrary herein, the Stockholders agree to a lock-up of their Jenkon Common Stock (including Common Stock into which Series B Preferred and Series C Preferred is convertible), but not including the 6,750,000 shares referred to in
Section 6.2(a), for 12 months except (i) for sales permitted by a majority of the disinterested members of Board of Directors of Jenkon, (ii) at any time after the closing sales price of the common stock of Jenkon has been at least $6 for 20 consecutive trading days, or (iii) at any time after Jenkon has completed any public offering of its Common Stock for cash other than upon the exercise of presently existing option or warrants or the financing transaction contemplated by Section 7.1 of this Agreement. Any release from the lock-up provisions described in this Agreement must be made pro rata among all locked-up Stockholders.

                  6.4 CHAIRMAN OF THE BOARD. After Stockholder Approval has been obtained or such earlier date as David Rubner indicates a willingness in writing to accept appointment, it is contemplated that David Rubner shall be appointed as the Chairman of the Board of Directors of Jenkon; provided that Mr. Rubner will not be obligated to accept appointment as Chairman at any time than Jenkon's Common Stock is not listed on the Nasdaq Stock Market or are subject to any notification or proceeding relating to such delisting.

                  6.5 CANCELLATION OF INDEBTEDNESS. After the Closing Date, Jenkon agrees to use its best reasonable efforts to cause the cancellation of the personal guaranties of officers, directors or Stockholders of the Company which have been issued to bank lenders with respect to indebtedness of the Company.

                  6.6 ACCESS TO INFORMATION. Each party shall afford the other and their accountants, counsel and other representatives, reasonable access during normal business hours during the period prior to the Closing Date to (a) all of its properties, books, contracts, commitments and records, and (b) all other information concerning its business, properties and personnel (subject to restrictions imposed by applicable law) as the others may reasonably request, subject, in the case of Jenkon, to reasonable limits on access to its technical and other nonpublic information. No information or knowledge obtained in any investigation pursuant to this Section 6.6 shall affect or be deemed to modify any representation or warranty contained herein or the conditions of the parties to consummate the Stock Exchange. The parties will enter into a confidentiality agreement for the confidential treatment of the information exchanged during the due diligence process.

                  6.7 CONFIDENTIALITY. Each of the parties hereto hereby agrees to keep such information or knowledge obtained in any investigation pursuant to Section 6.6, or pursuant to the negotiation and execution of this Agreement or the effectuation of the transactions contemplated hereby, confidential, and also agrees not to use such knowledge or information; provided, however, that the foregoing shall not apply to information or knowledge which (a) a party can demonstrate was already lawfully in its possession on a non-confidential basis prior to the disclosure thereof by the other party, (b) is generally known to the public and did not become so known through any violation of law, (c) became known to the public through no fault of such party, (d) is later lawfully acquired by such party from other sources, (e) is required to be disclosed by order of court or government agency with subpoena powers or (f) which is disclosed in the course of any litigation between any of the parties hereto.

                  6.8 FAIRNESS OPINION. At its option, the Company shall, at its expense, obtain a fairness opinion relating to the Stock Exchange.

                  6.9 EXPENSES. If the Stock Exchange is not consummated, all fees and expenses incurred in connection with the Stock Exchange including, without limitation, all legal, accounting, financial advisory, consulting and all other fees and expenses of third parties ("THIRD PARTY EXPENSES") incurred by a party in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the transactions contemplated hereby shall be the obligation of the respective party incurring such fees and expenses.

                  6.10 PUBLIC DISCLOSURE. Unless otherwise required by law (including, without limitation, federal and state securities laws) or, as to Jenkon, by the rules and regulations of The Nasdaq Stock Market Inc. prior to the Closing Date, no disclosure (whether or not in response to an inquiry) of the subject matter of this Agreement shall be made by any party hereto unless approved by Jenkon and the Company prior to release, provided that such approval shall not be unreasonably withheld or delayed.

                  6.11 CONSENTS. The Company shall use its commercially reasonable efforts to obtain the consents, waivers and approvals of parties to any Contract as may be required in connection with the Stock Exchange, or for any such Contract to remain in full force and effect without limitation, modification or alteration after the Closing Date so as to preserve all rights of and benefits to the Company and Jenkon thereunder.

                  6.12 COMMERCIALLY REASONABLE EFFORTS. Subject to the terms and conditions provided in this Agreement, each of the parties hereto shall use its commercially reasonable efforts to ensure that its representations and warranties remain true and correct in all material respects, and to take promptly, or cause to be taken, all actions, and to do promptly, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated hereby, to obtain all necessary waivers, consents and approvals, to effect all necessary registrations and filings, and to remove any injunctions or other impediments or delays, legal or otherwise, in order to consummate and make effective the transactions contemplated by this Agreement for the purpose of securing to the parties hereto the benefits contemplated by this Agreement; provided that Jenkon shall not be required to agree to any divestiture by Jenkon or the Company or any of Jenkon's subsidiaries or affiliates of shares of capital stock or of any business, assets or property of Jenkon or its subsidiaries or affiliates or the Company or its affiliates, or the imposition of any material limitation on the ability of any of them to conduct their businesses or to own or exercise control of such assets, properties and stock.

                  6.13 NOTIFICATION OF CERTAIN MATTERS. The Company shall give prompt notice to Jenkon, and Jenkon shall give prompt notice to the Company, of (i) the occurrence or non-occurrence of any event, the occurrence or non-occurrence of which is likely to cause any representation or warranty of the Company and Jenkon, respectively, contained in this Agreement to be untrue or inaccurate at or prior to the Closing Date and (ii) any failure of the Company or Jenkon, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 6.13 shall not limit or otherwise affect any remedies available to the party receiving such notice.

                  6.14 NASDAQ SMALL CAP LISTING. Jenkon shall authorize for listing on The Nasdaq Small Cap Market the shares of Jenkon Common Stock issuable, and those required to be reserved for issuance, in connection with the Stock Exchange, promptly following the Closing and in accordance with the rules of The Nasdaq Small Cap Market.

                  6.15 COMPANY'S AUDITORS. The Company will use its commercially reasonable efforts to cause its management and its independent auditors to facilitate on a timely basis (i) the preparation of financial statements (including pro forma financial statements if required) as required by Jenkon to comply with applicable SEC regulations,
(ii) the review ofthe Company's audit work papers for up to the past three years, including interim periods and access for review or examination of selected interim financial statements and data, and (iii) the delivery of such representations from the Company's independent accountants as may be reasonably requested by Jenkon or its accountants.

                  6.16 NO ADVICE AS TO TAX EFFECTS ON STOCKHOLDERS. Notwithstanding anything to the contrary contained in this Agreement or any document, certificate, transaction or correspondance contemplated hereby, neither Jenkon, its officer, directors, stockholders, attorneys or accounts has advised the Company or any Stockholder or has made any representations or warranties to the Company or the Stockholders with respect to the tax effects of the Stock Exchange on the Stockholders. The Company and the Stockholders have been advised by Jenkon and its counsel as to the possibility that the Stock Exchange would a taxable transaction which could result in significant tax liabilities to the Stockholders. The Company and the Stockholders acknowledge that they have had the opportunity to consult with their own tax counsel with respect to the tax effects of the transaction under applicable United States and Israel tax laws.

                  6.17 ADDITIONAL DOCUMENTS AND FURTHER ASSURANCES. Each party hereto, at the request of the other party hereto, shall execute and deliver such other instruments and do and perform such other acts and things as may be reasonably necessary or desirable for effecting completely the consummation of this Agreement and the transactions contemplated hereby.

                  6.18 MEETING OF JENKON STOCKHOLDERS. Promptly following the Closing Date, Jenkon agrees to prepare and file with the SEC all requisite proxy materials and hold a special or annual meeting of stockholders to consider (i) conversion of the Series B and Series C Preferred Stock into Common Stock, (ii) conversion of any convertible securities issued in connection with the private placement described in Section 7.1 into Common Stock, (iii) an amendment of Jenkon's Certificate of Incorporation to increase the number of authorized shares of Common Stock, and (iv) such other matters as the Board of Directors of Jenkon shall determine in its sole discretion. The Board of Directors of Jenkon shall recommend approval of all such shareholder action items.

                                  ARTICLE VII.

                     CONDITIONS TO OBLIGATIONS OF EACH PARTY

                  The respective obligations of each party to this Agreement to effect the transactions contemplated herein shall be subject to the fulfillment, at or prior to the Closing Date, of all the conditions set forth in this Article VII.

                  7.1 FINANCING.

                           (a) Jenkon shall have raised gross proceeds (after
deduction of commissions and non-accountable expense allowances payable) of at least $4,500,000 through the offering of unsecured convertible debt described in the PPM (the "FINANCING").

                           (b) The parties hereto agree that the first
$500,000 of net proceeds of the Financing have been released from escrow prior to the Closing Date and were allocated to the current business operations of Jenkon. The first $500,000 of additional net proceeds from the Financing will be allocated to the Company (as a separate operating division of Jenkon). Thereafter, any additional proceeds of the Financing will be divided equally between Jenkon International, Inc., a Washington corporation (as a separate operating division of Jenkon) ("JENKON WASHINGTON") and the Company (as a separate operating division of Jenkon). The parties agree that
(i) funds allocated to Jenkon Washington will not be utilized for the repayment of indebtedness or other obligations of the Company or for any purposes other than the operation of Jenkon Washington's business, and (ii) funds allocated to the Company's operations will not be utilized for the repayment of indebtedness or other obligations of Jenkon and that such proceeds will be applied substantially as described in SCHEDULE 7.1 attached hereto. All legal fees of Jenkon's counsel relating to this Agreement and the transactions and registrations contemplated thereby shall be paid out of the funds designated for Jenkon Washington. The parties hereto agree that the proceeds of the Financing allocable to the Company shall be sent by wire transfer to a trust account of the Stockholder Agent, as representative of the Company.

                  7.2 GOVERNMENTAL APPROVALS. All approvals of governments and governmental agencies necessary to consummate the transactions hereunder shall have been received.

                  7.3 CONSENTS. All consents, waivers and approvals of parties to any Contract as may be required in connection with the Stock Exchange, or for any such Contract to remain in full force and effect without limitation, modification or alteration after the Closing Date so as to preserve all rights of and benefits to the Company and Jenkon thereunder shall have been received.

                  7.4 NO LITIGATION. Neither the Company nor Jenkon shall be a party to any litigation that would reasonably be expected to have a Material Adverse Effect on either the Company or Jenkon, other than pending or threatened litigation currently disclosed in Jenkon's filings with the SEC.

                  7.5 NO INJUNCTIONS OR RESTRAINTS; ILLEGALITY. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Stock Exchange shall be in effect.

                  7.6 PESSIE GOLDENBERG. Pessie Goldenberg shall have entered into an employment agreement with Jenkon on terms acceptable to both Mr. Goldenberg and Jenkon.

                                  ARTICLE VIII.

                  CONDITIONS TO OBLIGATIONS OF THE STOCKHOLDERS

                  The obligation of each Stockholder to exchange the Stockholder's Shares for Jenkon Common Stock under this Agreement and to otherwise effect the transactions contemplated herein are, at the option of each Stockholder, subject to the satisfaction, at or prior to the Closing Date, of all the conditions set forth in this Article VIII. Any Stockholder may, as to such Stockholder, waive any or all of these conditions as a whole or in part without prior notice, provided, however, that such a waiver of any condition shall not constitute a waiver by such Stockholder of any of its other rights or remedies, at law or in equity, if Jenkon should be in default of any of its representations, warranties or covenants under this Agreement.

                  8.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of Jenkon contained in this Agreement shall be true and correct in all material respects (except for those representations and warranties which are by their terms qualified by a statement of materiality, which representations and warranties shall be true and correct in all respects) on and as of the Closing Date, except for changes contemplated by this Agreement and except for those representations and warranties which address matters only as of a particular date (which shall remain true and correct as of such date), with the same force and effect as if made on and as of the Closing Date, except, in all such cases, for such breaches, inaccuracies or omissions of such representations and warranties which have neither had nor reasonably would be expected to have a material adverse effect on Jenkon; and the Company shall have received a certificate to such effect signed on behalf of Jenkon by a duly authorized officer of Jenkon.

                  8.2 AGREEMENTS AND COVENANTS. Jenkon shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Closing Date, and the Company shall have received a certificate to such effect signed by a duly authorized officer of Jenkon.

                  8.3 EMPLOYMENT AGREEMENTS. Jenkon Washington or any operating subsidiary thereof shall have assumed the obligations of Jenkon under the existing employment agreements between each of David Edwards and Robert Cavitt, on the one hand, and Jenkon on the other hand.

                  8.4 NASDAQ LISTING. The Common Stock of Jenkon shall, at the Closing, continue to be listed on the Nasdaq Small Cap Market and no inquiry or proceeding by The Nasdaq Stock Market, Inc. shall then be in progress for the possible delisting of such shares; provided, however, that absent a final and unappealable delisting decision, notice from The

Nasdaq Stock Market, Inc. regarding Jenkon's possible delisting due to (i) failure to have two independent directors, (ii) failure to maintain sufficient net tangible assets, or (iii) the going concern qualification contained in any financial statements of Jenkon shall not, in itself, be deemed to be a violation of this condition of Closing. Jenkon has provided the Stockholders Agent with a complete copy of all written correspondence received from the Nasdaq Stock Market, Inc. regarding any possible delisting.

                  8.5 BOARD AUTHORIZATION. Jenkon shall have delivered to the Company, reasonable evidence of approval by Jenkon's Board of Directors of this Agreement and the transactions contemplated hereby.

                                   ARTICLE IX.

                       CONDITIONS TO OBLIGATIONS OF JENKON

                  The obligation of Jenkon to exchange Jenkon Common Stock for each Stockholder's Shares under this Agreement and to otherwise effect the transactions contemplated herein are subject to the satisfaction, at or prior to the Closing Date, of all the conditions set forth below in this
Article IX. Jenkon may waive any or all of these conditions as a whole or in part without prior notice, provided, however, that such waiver of any condition shall not constitute a waiver by Jenkon of any of its other rights or remedies, at law or in equity, if any of the Stockholders should be in default of any of its representations, warranties or covenants under this Agreement.

                  9.1 REPRESENTATIONS AND WARRANTIES AT SIGNING. The representations and warranties of (i) the Company contained in this Agreement, and (ii) by the Stockholders only as set forth in Article 3 or EXHIBIT A hereto, shall have been true and correct in all material respects (except for those representations and warranties which are by their terms qualified by a standard of materiality, which representations and warranties shall have been true and correct in all respects) as of the date of this Agreement.

                  9.2 REPRESENTATIONS AND WARRANTIES AT CLOSING. The representations and warranties of (i) the Company contained in this Agreement, and (ii) the Stockholders only as set forth in Article 3 or EXHIBIT A hereto, shall be true and correct in all material respects (except for those representations and warranties which are by their terms qualified by a standard of materiality, which representations and warranties shall be true and correct in all respects) on and as of the Closing Date (without regard to any updates to the Company's Disclosure Schedules, unless otherwise agreed by Jenkon), except for changes contemplated by this Agreement and except for those representations and warranties which address matters only as of a particular date (which shall remain true and correct as of such date), with the same force and effect as if made on and as of the Closing Date, except, in all such cases, for such breaches, inaccuracies or omissions of such representations and warranties which have neither had nor reasonably would be expected to have a materal adverse effect on the business, financial condition, results of operations, assets (including intangible assets), liabilities or prospects of the Company or Jenkon (hereinafter referred to as a "MATERIAL ADVERSE EFFECT"); and Jenkon shall have received a certificate to such effect signed on behalf of the Company by the chief executive officer and chief financial officer of the Company.

                  9.3 AGREEMENTS AND COVENANTS. The Company and Stockholders shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it or them on or prior to the Closing Date, except for non-performance of such agreements and covenants which neither has, nor reasonably could be expected to have, a Substantial Adverse Effect, and Jenkon shall have received a certificate to such effect signed by a duly authorized officer of the Company.

                  9.4 LEGAL OPINION. Jenkon shall each have received customary written opinions from Israeli counsel to the Company, in a form and substance reasonably satisfactory to Jenkon, as to, among other things, the due authorization, execution and delivery of the Agreement by the Stockholders and the Company and the enforceability of such Agreement and the Stock Exchange.

                  9.5 REVIEW OF FINANCIAL STATEMENTS. Jenkon and its accountants shall have completed their review of the Company Financials. The historical audited financial statements must, in the opinion of the accountants for Jenkon, be suitable or readily adaptable for incorporation in the registration statements, prospectuses and annual reports to be filed by Jenkon with the SEC under the Securities Act and the Exchange Act.

                  9.6 MATERIAL ADVERSE CHANGE. There shall not have occurred any adverse change in the business, assets (including intangible assets), liabilities, financial condition, results of operations or prospects of the Company since the date of this Agreement having a Material Adverse Effect.

                  9.7 RESIGNATION OF DIRECTORS. The directors of the Company in office immediately prior to the Closing Date other than Pessie Goldenberg shall have resigned as directors of the Company effective immediately following the Closing Date. Pessie Goldenberg shall continue as a director and chief executive officer of the Company. To the extent permitted by applicable law, promptly following the Closing, Pessie Goldenberg, the Company and Jenkon shall cause a majority of the Board of Directors (or equivalent governing body) of the Company to be current members of the Board of Directors of Jenkon.

                                   ARTICLE X.

                                 INDEMNIFICATION

                  10.1 INDEMNIFICATION BY JENKON. Jenkon shall indemnify, save and hold harmless each of the Company Parties and their respective officers, directors, employees, affiliates, accountants and attorneys, from and against any and all costs, losses, liabilities, damages, lawsuits, deficiencies, claims and expenses (whether or not arising out of third-party claims), including, without limitation, interest, penalties, reasonable attorneys' fees and all amounts paid in investigation, defense or settlement of any of the foregoing (herein, "DAMAGES"), incurred in connection with or arising out of or resulting from
(i) any breach of any covenant of Jenkon pursuant to this Agreement; or (ii) the inaccuracy of any representation, made by Jenkon in or pursuant to this Agreement or any instrument delivered by Jenkon at the Closing.

                  10.2     INDEMNIFICATION BY COMPANY PARTIES.

                           (a) The Company shall indemnify and save and hold
harmless Jenkon and its employees, directors, officers, affiliates, agents, accountants, and attorneys from and against any and all Damages incurred in connection with or arising out of or resulting from any breach of any covenant or warranty, or the inaccuracy of any representation, made by any Company Party in or pursuant to this Agreement or any instrument delivered by such Company Party at the Closing.

                           (b) The Stockholders shall, severally but not
jointly, indemnify and save and hold harmless Jenkon and its employees, directors, officers, affiliates, agents, accountants, and attorneys from and against any and all Damages incurred in connection with or arising out of or resulting from any breach of any covenant or warranty, or the inaccuracy of any representation, made by such Stockholder in Article 3 or EXHIBIT A of this Agreement.

                  10.3 DEFENSE OF CLAIMS. If a claim for Damages is to be made by a party entitled to indemnification hereunder against the indemnifying party, the party entitled to such indemnification shall give written notice (the "CLAIM NOTICE") to the indemnifying party as soon as practicable after the party entitled to indemnification becomes aware of any fact, condition or event which may give rise to Damages for which indemnification may be sought under this Article X. The Claim Notice shall set forth, with reasonable specificity, the facts, conditions, or events which may give rise to Damages for which indemnification may be sought under this Article X. If any lawsuit or enforcement action is filed against any party entitled to the benefit of indemnity hereunder, written notice thereof shall be given to the indemnifying party as promptly as practicable (and in any event within thirty (30) days after the service of the citation or summons); provided, that the failure of any indemnified party to give timely notice shall not affect rights to indemnification hereunder except to the extent that the indemnifying party demonstrates actual damage caused by such failure. After such notice, if the indemnifying party shall acknowledge in writing to the indemnified party that the indemnifying party shall be obligated under the terms of its indemnity hereunder in connection with such lawsuit or action, the indemnifying party shall be entitled, if it so elects, to take control of the defense and investigation of such lawsuit or action and to employ and engage attorneys of its own choice to handle and defend the same, at the indemnifying party's cost, risk and expense provided that the indemnifying party and its counsel shall proceed with diligence and in good faith with respect thereto. The indemnified party shall cooperate in all reasonable aspects with the indemnifying party and such attorneys in the investigation, trial and defense of such lawsuit or action and any appeal arising therefrom; provided, however, that the indemnified party may, at its own cost, participate in the investigation, trial and defense of such lawsuit or action and any appeal arising therefrom.

                  10.4 LIMITATIONS ON INDEMNIFICATIONS. All representations and warranties made by the parties herein or in any instrument or document furnished in connection herewith shall survive the Closing and any investigation at any time made by or on behalf of the parties hereto and shall expire on the first anniversary of the Closing Date, and shall no longer be of any force or effect and no claim may be made thereafter or with respect thereto, forever, except (i) as to any matter as to which a claim is submitted in writing to the indemnifying party prior to such second anniversary and identified as a claim for indemnification pursuant to this Agreement, (ii) as to any matter which is based upon willful fraud by the indemnifying party, with respect to which the representations and warranties set forth in this Agreement shall expire only upon expiration of the applicable statute of limitations, and (iii) with respect to any breach of the representations and warranties Sections 2.3, 2.9, 3.1, 3.2 hereof, with respect to which the representations and warranties set forth in this Agreement shall expire upon expiration of the applicable statute of limitations for claims against the indemnified party. The term "Damages" as used in Article X does not include consequential damages to the party requesting indemnification.

                  10.5 EXCLUSIVE REMEDIES. After the Closing, except in respect of any common law fraud or willful misconduct of any party hereto and any equitable remedies available to enforce the terms of this Agreement, the indemnities set forth in this Article XI shall be the exclusive remedies of the parties hereto for any misrepresentation, breach of warranty or nonfulfillment or failure to be performed of any covenant or agreement contained in this Agreement, and the parties shall not be entitled to a rescission of this Agreement or to any further rights or claims of any nature whatsoever in respect thereof, all of which the parties hereto hereby waive.

                                   ARTICLE XI.

                        TERMINATION, AMENDMENT AND WAIVER

                  11.1 TERMINATION. Subject to the provisions of Sections
11.2 and 11.3 below, this Agreement may be terminated and the Stock Exchange abandoned at any time prior to the Closing Date:

                           (a) by mutual written consent of the Stockholders
and Jenkon;

                           (b) by Jenkon or the Company if: (i) the Closing
Time has not occurred before 11:59 p.m. (Israel time) on December 31, 1999 (provided that the right to terminate this Agreement under this clause 11.1(b)(i) shall not be available to any party whose willful failure to fulfill any obligation hereunder has been the primary cause of, or resulted in, the failure of the Closing to occur on or before such date); (ii) there shall be a final nonappealable order of a federal or state court in effect preventing consummation of the Stock Exchange; or (iii) there shall be any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Stock Exchange by any governmental entity that would make consummation of the Stock Exchange illegal;

                           (c) by Jenkon if there shall be any action taken,
or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Stock Exchange, by any Governmental Entity, which would (i) prohibit Jenkon's or the Company's ownership or operation of all or any portion of the business of the Company or (ii) compel Jenkon or the Company to dispose of or hold separate all or a material portion of the business or assets of the Company or Jenkon as a result of the Merger;

                           (d) by Jenkon if it is not in material breach of
its obligations under this Agreement and there has been a breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of the Company and (i) such breach has not been cured within ten
(10) business days after written notice to the Company (provided that, no cure period shall be required for a breach which by its nature cannot be cured), and (ii) as a result of such breach the conditions set forth in
Section 9.1, 9.2 or 9.3, as the case may be, would not then be satisfied;

                           (e) by the Company if it is not in material breach
of its obligations under this Agreement and there has been a breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of Jenkon and (i) such breach has not been cured within ten (10) business days after written notice to Jenkon (provided that, no cure period shall be required for a breach which by its nature cannot be cured), and (ii) as a result of such breach the conditions set forth in Section 8.1 or 8.2, as the case may be, would not then be satisfied.

                  Where action is taken to terminate this Agreement pursuant to this Section 10.1, it shall be sufficient for such action to be authorized by the Board of Directors, with respect to Jenkon, or the Stockholders holding a majority of the voting capital stock of the Company, with respect to the Company.

                  11.2 EFFECT OF TERMINATION. In the event of termination of this Agreement as provided in Section 11.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Jenkon, the Company, or their respective officers, directors or stockholders, provided that each party shall remain liable for any breaches of this Agreement prior to its termination; and provided further that, the provisions of Articles X, XI and XII of this Agreement shall remain in full force and effect and survive any termination of this Agreement.

                  11.3 AMENDMENT. This Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed on behalf of each of the parties hereto.

                  11.4 EXTENSION; WAIVER. At any time prior to the Closing Date, Jenkon, on the one hand, and the Stockholders and the Company, on the other, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations of the other party hereto, (ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto, and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                  ARTICLE XII.

                                 MISCELLANEOUS

                  12.1 SURVIVAL OR REPRESENTATIONS, WARRANTIES AND AGREEMENTS. All representations, warranties, covenants and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Closing.

                  12.2 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or mailed by registered or certified mail (return receipt requested) or sent via facsimile (with acknowledgment of complete transmission) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                  (a)      If to Jenkon, addressed to:

                           Jenkon International, Inc.
                           7600 NE 41st Street, Suite 300
                           Vancouver, WA 98662
                           Attention: President
                           Fax: (360) 816-2823

                           With copies to:

                           Jeffer, Mangels, Butler & Marmaro LLP
                           2121 Avenue of the Stars, 10th Floor
                           Los Angeles, California 90067
                           Attn.: Robert M. Steinberg
                           Facsimile No.: (310) 203-0567

                  (b)      If to the Company, addressed to:

                           Multimedia K.I.D. -- Intelligence in Education Ltd. 23 Haluzathapardesanut Street
                           Petah Tikva, Israel

                           Attention: Pessie Goldenberg

                           With copies to:

                           The Law Offices of Oscar Folger
                           521 Fifth Avenue
                           New York, New York 10175
                           Attention: Oscar Folger
                           Fax: (212) 697-7833

                  (c)      If to any Stockholder:

                           To the address set forth under the Stockholder's name on EXHIBIT A attached hereto or to such other address or person as any party shall have last designated by such notice to the other party hereto with a copy to the Stockholders Agent set forth in (b) above.

                  12.3 INTERPRETATION. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

                  12.4 COUNTERPARTS. This Agreement may be executed in one or more counterparts, in person or by facimile, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

                  12.5 ENTIRE AGREEMENT; ASSIGNMENT. This Agreement, the Disclosure Schedules and Exhibits hereto, and the documents and instruments and other agreements among the parties hereto referenced herein: (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof; (b) are not intended to confer upon any other person any rights or remedies hereunder; and (c) shall not be assigned by operation of law or otherwise except as otherwise specifically provided.

                  12.6 SEVERABILITY. In the event that any provision of this Agreement or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

                  12.7 OTHER REMEDIES. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

                  12.8 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. Each of the parties hereto agrees that process may be served upon them in any manner authorized by the laws of the State of New York for such persons and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction and such process.

                  12.9 ARBITRATION. As to any disputes or controversies arising out of, relating to, or in connection with the Agreement:

                           (a) The parties shall attempt in good faith to agree
upon the rights of the respective parties with respect to any dispute or controversy arising out of, relating to, or in connection with this Agreement or the interpretation, validity, construction, performance, breach or complete termination thereof. In the event that no such agreement can be reached, any such dispute or controversy shall be submitted to arbitration in accordance with the rules of the American Arbitration Association, as then in effect.

                           (b) Judgment upon any award rendered by the
arbitrator may be entered in any court having jurisdiction. Any such arbitration shall be held in Vancouver, Washington. Each of the parties to this Agreement hereby irrevocably submits to the jurisdiction of the arbitrator in Vancouver, Washington and waives any defense in an arbitration based upon any claim that such party is not subject personally to the jurisdiction of such arbitrator, that such arbitration is brought in an inconvenient forum or that such venue is improper. The arbitral award shall be in writing and shall be final and binding on each of the parties hereto. Judgment upon the award may be entered by any court having jurisdiction thereof or having jurisdiction over the parties or their assets. For purposes of this Section 11.9, in any arbitration hereunder, the non-prevailing party to an arbitration shall pay its own expenses, the fees of the arbitrator, the administrative costs of the arbitration and the expenses, including without limitation, reasonable attorneys' fees and costs, incurred by the other party to the arbitration.

                  12.10 RULES OF CONSTRUCTION. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

                  12.11 SPECIFIC PERFORMANCE. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

                  IN WITNESS WHEREOF, each of the parties hereto has caused this Stock Exchange Agreement and Plan of Reorganization to be signed and delivered effective as of the date first set forth above.


                                 JENKON INTERNATIONAL, INC., a Delaware
                                 corporation


                                 By:
                                    --------------------------------------------
                                      David Edwards, Chief Executive Officer


                                 By:
                                    --------------------------------------------
                                      Robert Cavitt, President


                                 MULTIMEDIA K.I.D. - INTELLIGENCE IN
                                 EDUCATION, LTD., an Israeli corporation


                                 By:
                                    --------------------------------------------
                                      Pessie Goldenberg, Director


                                 By:
                                    --------------------------------------------

THE STOCKHOLDERS:


------------------------------------
ZEHAVA RUBNER


------------------------------------        ------------------------------------
LAURA HUBERFELD                             YEHUDA LAZKRON


------------------------------------        ------------------------------------
NAOMI BODNER                                PESSIE GOLDENBERG


------------------------------------        ------------------------------------
RITA FOLGER                                 DROR WATENSTEIN

ALLIED INTERNATIONAL FUND, INC.             LAWJESS PARTNERS, LTD.


By:                                         By:
------------------------------------        ------------------------------------

Name:                                       Name:
Title:                                      Title:

TRAUTMAN WASSERMAN & COMPANY                BNR FAMILY PARTNERS LTD.


By:                                         By:
------------------------------------        ------------------------------------
Name:                                       Name:
Title:                                      Title:

VAC WORLDWIDE, INC.                         OLD OAK FUND, INC.


By:                                         By:
------------------------------------        ------------------------------------
Name:                                       Name:
Title:                                      Title:

BURLIN PORTFOLIO INC.                       CONGREGATION AHAVAS
                                            TZEDOKAH V'CHESED


By:                                         By:
------------------------------------        ------------------------------------
Name:                                       Name:
Title:                                      Title:


------------------------------------        ------------------------------------
LORI SEMPERVIVE                             GABRIEL CERRONE


------------------------------------        ------------------------------------
BEVERLY OPPENHEIMER                         BRENADETTE MALONEY


------------------------------------        ------------------------------------
HANNAH GELTZER                              EVAN BERGER


------------------------------------        ------------------------------------
GARY SCHONWALD                              ELIZABETH CRESPO


------------------------------------        ------------------------------------
ROBIN SACHS                                 IRWIN KATSOFF

                                    EXHIBIT A

                            COMPANY SHAREHOLDER LIST


----------------------------------------------------------------------------------------------------------------
                                                         JENKON             JENKON SERIES          JENKON SERIES
                                       COMPANY           COMMON             B PREFERRED            C PREFERRED
                                       SHARES            STOCK TO BE        STOCK TO BE            STOCK TO BE
NAME AND ADDRESS                       OWNED             RECEIVED           RECEIVED               RECEIVED
----------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------
ZEHAVA RUBNER                          1,466             286,381            326,616                326,616
Adv. Bachar
17 Marmorek
Tel-Aviv, Israel
----------------------------------------------------------------------------------------------------------------
NAOMI BODNER                           733               143,190            163,303                163,302
16 Grosser Lane
Monsey, NY 10952
----------------------------------------------------------------------------------------------------------------
LAURA HUBERFELD                        733               143,190            163,302                163,303
250 Longwood Crossing
Lawrence, NY 11559
----------------------------------------------------------------------------------------------------------------
PESSIE GOLDENBERG                      1,200             234,418            267,349                267,349
23 Halutzat Hapardesanut
Petach Tikva, Israel
----------------------------------------------------------------------------------------------------------------
DROR WATENSTEIN                        50                9,767              11,140                 11,140
23 Halutzat Hapardesanut
Petach Tikva, Israel
----------------------------------------------------------------------------------------------------------------
YEHUDA LAZKRON                         50                9,767              11,140                 11,140
c/o Adv. Bachar
17 Marmorek
Tel-Aviv, Israel
----------------------------------------------------------------------------------------------------------------
RITA FOLGER                            68                13,287             15,150                 15,150
c/o The Law Offices of
Oscar Folger
521 Fifth Avenue
New York, NY 10175
----------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------
ALLIED INTERNATIONAL FUND,      244.76            0                  56,916                 56,916
INC.
208-16 38th Avenue
Bayside, NY 11361
--------------------------------------------------------------------------------------------------
LAWJESS PARNTERS, LTD           114.31            0                  26,584                 26,584
29 John Street, PMB 222
New York, NY 10038
--------------------------------------------------------------------------------------------------
LORI SEMPERVIVE                 8.6               0                  2,000                  2,000
9 Delware Avenue
Gillette, NJ 07933
--------------------------------------------------------------------------------------------------
BNR FAMILY PARTNERS LTD         112.16            0                  26,084                 26,084
P.O. Box 243
Florham Park, NJ 07932
--------------------------------------------------------------------------------------------------
GABRIEL CERRONE                 37.62             0                  8,750                  8,750
150 East 52nd Street
29th Floor
New York, NY 10022
--------------------------------------------------------------------------------------------------
BEVERLY OPPENHEIMER             37.62             0                  8,750                  8,750
438 East Beach Street
Long Beach, NY 11561
--------------------------------------------------------------------------------------------------
TRAUTMAN WASSERMAN &            75.25             0                  17,500                 17,500
COMPANY
500 Fifth Avenue
New York, NY 10110
--------------------------------------------------------------------------------------------------
VAC WORLDWIDE, INC.             21.5              0                  5,000                  5,000
P.O. Box 302
Tallman, NY 10982
--------------------------------------------------------------------------------------------------
BRENADETTE MALONEY              7.52              0                  1,750                  1,750
830 Chestnut Street
Roselle Park, NJ 07204
--------------------------------------------------------------------------------------------------
HANNAH GELTZER                  8.6               0                  2,000                  2,000
2820 West 8th Street
Brooklyn, NY 11221
--------------------------------------------------------------------------------------------------
EVAN BERGER                     37.62             0                  8,750                  8,750
215 East 68th Street
New York, NY 10021
--------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------
GARY SCHONWALD                  16.12             0                  3,750                  3,750
70 East 77th Street
New York, NY 10021
------------------------------------------------------------------------------------------------------
ELIZABETH CRESPO                5.37              0                  1,250                  1,250
3021 Beach 40th Street
Brooklyn, NY 11224
------------------------------------------------------------------------------------------------------
OLD OAK FUND, INC.              195.3             0                  45,416                 45,416
488 Madison Avenue
8th Floor
New York, NY 10022
------------------------------------------------------------------------------------------------------
ROBIN SACHS                     12.9              0                  3,000                  3,000
39 Clayton Drive
Dix Hills, NY 11746
------------------------------------------------------------------------------------------------------
BURLIN PORTFOLIO, INC.          64.5              0                  15,000                 15,000
c/o Dr. D. Rothchild
Mannesse Street 10
8003 Zurich
------------------------------------------------------------------------------------------------------
IRWIN KATSOFF                   43                0                  10,000                 10,000
156 West 56th Street
New York, NY 10019
------------------------------------------------------------------------------------------------------
EZER M'ZION                     10.75             0                  2,500                  2,500
250 Longwood Crossing
Lawrence, NY 11559
------------------------------------------------------------------------------------------------------
CONGREGATION AHAVAS             21.5              0                  5,000                  5,000
TZEDOKAH V'CHESED
16 Grosser Lane
Monsey, NY 10952
------------------------------------------------------------------------------------------------------
TOTALS                          5,375             840,000            1,208,000              1,208,000
------------------------------------------------------------------------------------------------------

                                 SCHEDULE 6.2(a)

                        ALLOCATION OF REGISTRATION RIGHTS

------------------------------------------------------------------------------------------------------
                                               SHARES OF JENKON COMMON STOCK TO BE
                                               REGISTERED ON BEHALF OF STOCKHOLDER
                                               (INCLUDING SHARES ISSUABLE UPON
NAME                                           CONVERSION OF SERIES B AND SERIES C
                                               PREFERRED STOCK)
------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------
ZEHAVA RUBNER                                  2,200,000
------------------------------------------------------------------------------------------------------
NAOMI BODNER                                   1,050,000
------------------------------------------------------------------------------------------------------
LAURA HUBEFELD                                 1,050,000
------------------------------------------------------------------------------------------------------
PESSIE GOLDENBERG                              0
------------------------------------------------------------------------------------------------------
DROR WATENSTEIN                                0
------------------------------------------------------------------------------------------------------
YEHUDA LAZKRON                                 0
------------------------------------------------------------------------------------------------------
RITA FOLGER                                    100,000
------------------------------------------------------------------------------------------------------
ALLIED INTERNATIONAL FUND, INC.                384,848
------------------------------------------------------------------------------------------------------
LAWJESS PARNTERS, LTD                          237,533
------------------------------------------------------------------------------------------------------
LORI SEMPERVIVE                                20,000
------------------------------------------------------------------------------------------------------
BNR FAMILY PARTNERS LTD                        237,533
------------------------------------------------------------------------------------------------------
GABRIEL CERRONE                                175,000
------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------
BEVERLY OPPENHEIMER                            175,000
------------------------------------------------------------------------------------------------------
TRAUTMAN WASSERMAN &                           0
COMPANY
------------------------------------------------------------------------------------------------------
VAC WORLDWIDE, INC.                            100,000
------------------------------------------------------------------------------------------------------
BRENADETTE MALONEY                             35,000
------------------------------------------------------------------------------------------------------
HANNAH GELTZER                                 20,000
------------------------------------------------------------------------------------------------------
EVAN BERGER                                    125,000
------------------------------------------------------------------------------------------------------
GARY SCHONWALD                                 75,000
------------------------------------------------------------------------------------------------------
ELIZABETH CRESPO                               25,000
------------------------------------------------------------------------------------------------------
OLD OAK FUND, INC.                             360,086
------------------------------------------------------------------------------------------------------
ROBIN SACHS                                    30,000
------------------------------------------------------------------------------------------------------
BURLIN PORTFOLIO, INC.                         150,000
------------------------------------------------------------------------------------------------------
IRWIN KATSOFF                                  100,000
------------------------------------------------------------------------------------------------------
EZER M'ZION                                    0
------------------------------------------------------------------------------------------------------
CONGREGATION AHAVAS TZEDOKAH                   100,000
V'CHESED
------------------------------------------------------------------------------------------------------
TOTALS                                         6,750,000
------------------------------------------------------------------------------------------------------